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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Bally Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

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6601 South Bermuda Road
Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 7, 2010

To the Stockholders:

        NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders (the "Meeting") of Bally Technologies, Inc. (the "Company" or "Bally") will be held at Bally's principal executive offices, 6601 South Bermuda Road, Las Vegas, Nevada 89119, on Tuesday, December 7, 2010 at 11:00 a.m. local time, for the following purposes:

1.
To elect two directors for terms of three years each;

2.
To approve an amendment to the Company's 2010 Long Term Incentive Plan;

3.
To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2011; and

4.
To consider such other matters that may be properly brought before the Meeting.

        The Board of Directors has fixed the close of business on October 14, 2010, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

        We hope that you are able to attend the Meeting, but, in any event, please sign, date and return promptly the enclosed proxy card or voting instruction card in the envelope provided so that your shares of Bally common stock may be voted at the Meeting.

By Order of the Board of Directors

Mark Lerner Senior Vice President, General Counsel and Secretary

Las Vegas, Nevada
November 2, 2010

BALLY TECHNOLOGIES, INC.

PROXY STATEMENT

 INTRODUCTION

General

        The enclosed proxy is solicited by the Board of Directors of Bally Technologies, Inc. ("we," "us," the "Company," or "Bally") on behalf of the Company in connection with the 2010 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 11:00 a.m., local time, at the Company's principal executive offices, 6601 South Bermuda Road, Las Vegas, Nevada 89119, on Tuesday, December 7, 2010, and any adjournment or postponement thereof. At the Meeting, stockholders will be asked to vote on the following matters:

1.
To elect two directors for terms of three years each;

2.
To approve an amendment to the Company's 2010 Long Term Incentive Plan;

3.
To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2011; and

4.
To consider such other matters that may be properly brought before the Meeting.

        This Proxy Statement and accompanying proxy card were first mailed to stockholders on or about November 2, 2010.

        The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation materials to beneficial owners of shares of the Company's common stock. In addition to the use of the mail, directors, officers, employees and certain stockholders of the Company, none of whom will receive additional compensation therefor, may solicit proxies on behalf of the Company personally, by telephone or by facsimile transmission. The Company's principal executive offices are located at 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 584-7700.

Proxies

        All shares of Company common stock represented by proxy will be voted as specified by you if the proxy or voting instruction card is properly executed and returned. If no contrary instructions are given, your shares will be voted to elect the two director nominees named herein for terms of three years each, to approve an amendment to the Company's 2010 Long Term Incentive Plan, and to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2011. You may revoke your proxy at any time before it has been voted by filing with the Corporate Secretary of the Company an instrument revoking the proxy, by submitting a substitute proxy bearing a later date, or by voting in person at the Meeting.

Number of Shares of Common Stock Outstanding and Voting

        Only stockholders of record at the close of business on October 14, 2010, the record date for the Meeting fixed by the Board of Directors, are entitled to receive notice of and to vote at the Meeting. On that date, there were 53,710,839 shares of common stock outstanding and entitled to vote at the Meeting. Each share is entitled to one vote.

Transaction of Business

        A majority of the outstanding shares of common stock as of the record date must be present at the Meeting in order to hold the Meeting and conduct business. This is called a "quorum." A stockholder's shares are counted as present at the Meeting if the stockholder is present at the Meeting and votes in person, or if a proxy has been properly submitted by the stockholder or on the stockholder's behalf. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

        "Broker non-votes" are shares of common stock held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner. Shares of common stock that reflect "broker non-votes" are treated as shares that are present and entitled to vote for the purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though the shares of common stock are considered present and entitled to vote for the purposes of determining a quorum and voting on other matters.

Treatment of Votes for each Proposal

        Directors are elected by a plurality of the votes cast. This means that the individual nominated for election to the Board of Directors who receives the most "FOR" votes will be elected. Abstentions are not counted for purposes of election of directors, while broker non-votes will have no effect.

        To be adopted, Proposals 2 and 3 must receive the affirmative vote of a majority of the shares of common stock present in person or by proxy at the Meeting and entitled to vote. Abstentions have the effect of a vote "against" Proposals 2 and 3, while broker non-votes will have no effect.

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting
to be Held on December 7, 2010. The proxy statement and annual report to security holders are available at www.ballytech.com/2010proxy

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of October 14, 2010, with respect to the beneficial ownership of the Company's common stock, which constitutes the Company's only outstanding class of voting securities, by (i) each person who, to the Company's knowledge based on a review of filings with the Securities and Exchange Commission (the "SEC"), beneficially owned more than 5 percent of the outstanding shares of the Company's common stock, (ii) each director and each nominee for director, (iii) the Named Executive Officers (as defined under "Executive Compensation—Summary Compensation Table"), and (iv) all of the Company's executive officers and directors as a group. The mailing address for each of the beneficial owners listed below is c/o Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, unless noted otherwise.

Beneficial Owner	Amount of Beneficial Ownership	Percent of Class(1)
Greater than 5% Beneficial Owners
Columbia Wanger Asset Management L.P.(2)	5,346,500	9.95%
Wellington Management Company, L.L.P.(3)	4,390,519	8.17%
BlackRock, Inc.(4)	3,923,877	7.31%
Directors
Jacques André(5)	349,681	*
Robert Guido(6)	86,899	*
David Robbins(7)	497,576	*
Kevin Verner(8)	321,075	*
Named Executive Officers
Richard Haddrill(9)	1,462,340	2.68%
Robert Caller(10)	138,324	*
Michael Gavin Isaacs(11)	228,004	*
Ramesh Srinivasan(12)	186,672	*
Mark Lerner(13)	16,334	*
All executive officers and directors as a group(14)	3,230,915	5.67%

*
Less than 1%

(1)
Applicable percentage of ownership is based upon 53,710,839 shares of common stock outstanding as of October 14, 2010, and the relevant number of shares of common stock issuable upon exercise of stock options or other awards which are exercisable or have vested or will be exercisable or will vest within 60 days of October 14, 2010. Beneficial ownership includes voting and investment power with respect to shares. Except as otherwise indicated below, to our knowledge, all persons listed in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

(2)
Columbia Wanger Asset Management LP's address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. Information with respect to Columbia Wanger Asset Management LP is based solely on a review of the Schedule 13G filed by Columbia Wanger Asset Management LP with the SEC on February 9, 2010.

(3)
Wellington Management Company, LLP's address is 75 State Street, Boston, Massachusetts 02109. Information with respect to Wellington Management Company, LLP, is based solely on a review of the Schedule 13G filed by Wellington Management Company, LLP with the SEC on February 12, 2010.

(4)
BlackRock, Inc.'s address is 40 East 52nd Street, New York, New York 10022. Information with respect to BlackRock, Inc., is based solely on a review of the Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010.

(5)
Includes 51,439 shares of common stock owned and 298,242 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 14, 2010.

(6)
Includes 35,549 shares of common stock owned and 51,350 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 14, 2010.

(7)
Includes 180,334 shares of common stock owned and 317,242 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 14, 2010. Excludes shares of common stock held by a trust for the benefit of Mr. Robbins's children for which Mr. Robbins does not act as a trustee, and for which shares Mr. Robbins has no voting or pecuniary interest and therefore disclaims beneficial ownership.

(8)
Includes 42,833 shares of common stock owned and 278,242 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 14, 2010.

(9)
Includes 183,803 shares of common stock owned, 533,537 Restricted Stock Units ("RSUs") that have vested or will vest within 60 days of October 14, 2010 and 745,000 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 14, 2010.

(10)
Includes 13,324 shares of common stock owned and 125,000 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 14, 2010.

(11)
Includes 75,504 shares of common stock owned and 152,500 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 14, 2010.

(12)
Includes 51,672 shares of common stock owned and 135,000 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 14, 2010.

(13)
Includes 7,584 shares of common stock owned and 8,750 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 14, 2010.

(14)
Includes 658,802 shares of common stock owned, 533,537 RSUs that have vested or will vest within 60 days of October 14, 2010, and 2,038,576 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 14, 2010.

 Proposal No. 1:

ELECTION OF DIRECTORS

        Stockholders will be asked to elect two directors to serve on the Board of Directors at the Meeting. The Company's Bylaws provide that the Board of Directors shall consist of no fewer than three nor more than nine directors, with the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the current number of directors at five. The Company's Bylaws divide the Board of Directors into three classes as nearly equal in number as possible, with each class serving for a three-year term ending in different years.

        Jacques André and Richard Haddrill have been nominated to serve as directors for a term of three years each and to serve until their respective successors have been elected and have qualified. Both Messrs. André and Haddrill have indicated their willingness to serve, if elected. No stockholder nominations for director were received in connection with the Meeting.

        Proxies cannot be voted for a greater number of persons than the number of nominees named. If a stockholder signs and returns the accompanying proxy card, the stockholder's shares will be voted for the election of Messrs. André and Haddrill, unless the stockholder marks the proxy card in such a manner as to withhold authority to vote for either Mr. André or Mr. Haddrill. Although the Company does not anticipate that either Mr. André or Mr. Haddrill will be unavailable to stand for election, in the event of such occurrence, the proxies will be voted for such substitute nominee as the proxy holder may determine.

Director Qualifications

        The Board of Directors believes the Board, as a whole, should possess the requisite combination of skills, professional experience, and diversity of backgrounds to oversee the Company's business. The Board of Directors also believes there are certain attributes each individual director should possess, as reflected in the Board of Directors' membership criteria. Accordingly, the Board of Directors and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually as well as in the broader context of the Board's overall composition and the Company's current and future needs. The Nominating and Corporate Governance Committee is responsible for developing and recommending membership criteria to the Board of Directors for approval. These criteria include, but are not limited to, personal qualities and characteristics, accomplishments, and reputation in the business community; current knowledge and contacts in the communities in which the Company does business and in the gaming industry and other industries relevant to the Company's business; ability and willingness to commit adequate time to Board and committee matters; the fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective; collegial and responsive to the needs of the Company; and diversity of viewpoints, background, experience and other demographics amongst directors. In evaluating director candidates (including incumbent directors) for the Board the Nominating and Corporate Governance Committee considers these criteria. For incumbent directors, the factors also include past performance on the Board of Directors and committees.

        The Nominating and Corporate Governance Committee annually evaluates the composition of the Board of Directors to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future. This annual assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company's needs evolve. In identifying director candidates from time to time, the Nominating and Corporate Governance Committee may establish additional specific skills and qualifications it believes the Company should seek in order to constitute a balanced and effective Board of Directors.

        The following table sets forth certain information with respect to Messrs. André and Haddrill, and each other director of the Company whose term of office will continue after the Meeting. For further information about the members of the Board of Directors, their business experience and other pertinent information, please see "Directors, Executive Officers and Other Significant Employees" below.

Nominees for Director	Age	Director Since	Term Expires
Jacques André	73	1996	2010 Annual Meeting of Stockholders
Richard Haddrill	57	2003	2010 Annual Meeting of Stockholders

Continuing Directors	Age	Director Since	Term Expires
Robert Guido	64	2006	2011 Annual Meeting of Stockholders
Kevin Verner	52	2001	2011 Annual Meeting of Stockholders
David Robbins	51	1997	2012 Annual Meeting of Stockholders

The Board of Directors recommends that stockholders vote "FOR" Messrs. André and Haddrill.

Directors, Executive Officers and Other Significant Employees

        The following sets forth information as of October 14, 2010 about the members of the Board of Directors, the Company's executive officers and significant employees and their business experience and other pertinent information.

        Richard Haddrill.    Mr. Haddrill became a director in April 2003 and, effective October 1, 2004, was appointed Chief Executive Officer. Prior to becoming the Company's Chief Executive Officer, Mr. Haddrill most recently served as CEO and as a member of the board of directors of Manhattan Associates, Inc., a global leader in software solutions to the supply chain industry. He continued to serve as Vice Chairman of the board of Manhattan Associates until May 2006. Mr. Haddrill also served as President and CEO and as a member of the board of directors of Powerhouse Technologies, Inc., a technology and gaming company, from September 1996 to June 1999, when Powerhouse was acquired by Anchor Gaming. Mr. Haddrill previously served as an Area Managing Partner for Ernst & Young ("E&Y"), and on the Boards of True Demand Software, Inc, a supply chain solutions company, Danka Business Systems, Ltd., a provider of digital imaging systems and services, and Outlooksoft, a provider of corporate performance management software based solutions. He also serves as the Vice Chairman of the American Gaming Association and on the Las Vegas Area Council of the Boy Scouts of America. As Chief Executive Officer of the Company, Mr. Haddrill brings a deep understanding of Bally's business, operations and strategic planning to the Board. He also brings expansive knowledge of both the gaming and technology industries from his prior management and director positions at other gaming and technology companies and from his service as Vice Chairman of the American Gaming Association. Having Mr. Haddrill on the Board also provides an open channel between the Board and management.

        Jacques André.    Mr. André became a director in August 1996. Mr. André previously served as a Vice President of A.T. Kearney Executive Search, a global management consulting firm, from October 2002 until his retirement in February 2005. From 1975 to 2002, Mr. André was a partner, and from 1980 to 2002 he was a member of the board of directors, of Ray & Berndtson, an international executive search firm. He also served as Partner-in-Charge of its New York Office and its Financial Services Practice. From 1965 to 1975, Mr. André was employed by E&Y, in its Management Consulting Division where he conducted organization and compensation studies, and served as Manager in charge of its Executive Search Practice in New York. After completing his military service as a Captain in the U. S. Army, he was employed by Sealtest Foods and P. Ballantine & Sons in human resources. Mr. André currently serves as a Member of the Executive Committee of The Colonial Club in Grand Cayman and previously served on the boards of the Association of Executive Search Consultants and the New York Board of Trade. He was cited as one of America's Top 100 Executive Search Consultants in John Sibbald's books "The Career Makers" and "The New Career Makers" and one of the global 200 Executive Recruiters by Nancy Garrison-Jenn. Mr. André's experience as a Partner-in-Charge and as a Captain both provided him with valuable insight on how large organizations are most effectively run. His strong analytical skills and his experience in conducting organizational studies, developed through his consulting work and his time with E&Y, allow him to efficiently assess the effectiveness of individuals or groups within an organization, which makes him a valuable member of the Board. Finally, as the Company's longest-tenured Board member, Mr. André serves as a valuable resource of institutional knowledge for the Board.

        Robert Guido.    Mr. Guido became a director in December 2006. Mr. Guido retired from E&Y in June 2006 where he was Vice Chair and Chief Executive Officer of E&Y's Assurance and Advisory Practice. In these roles, he was responsible for overall business strategy and had significant dealings with both the SEC and the Public Company Accounting Oversight Board ("PCAOB") on behalf of the firm. During his 38-year career at E&Y, Mr. Guido also co-chaired the firm's global client steering committee and served as a senior advisory or engagement partner to numerous global companies. Since April 2007, Mr. Guido has served as a member of the board of directors of Commercial Metals Company, a manufacturer, recycler, and distributor of steel and metal products globally. Since May 2007, Mr. Guido has also been a member of the Board of Trustees and chairman of the audit committee of Siena College, a liberal arts college near Albany, NY. Mr. Guido brings a significant level financial and accounting expertise to the Board that he has developed through his 38-year career at E&Y. His service as a senior advisory or engagement partner to numerous global companies also provides him with an in-depth understanding of the range of issues facing global companies. He also brings important knowledge of and experience with the SEC and PCAOB from his prior dealings with these agencies while working as a public accountant, as well as his corporate governance background and his experience as a guest lecturer on corporate governance best practices.

        David Robbins.    Mr. Robbins served as a director of the Company from July 1994 to September 1997 and as Chairman of the Board from February 1997 through September 1997 and then rejoined Bally as a director and Chairman of the Board in December 1997. Mr. Robbins will continue to serve as Chairman of the Board until the Meeting. From 1984 to 2004, he practiced corporate, securities and real estate law as an associate and then partner at various law firms. Mr. Robbins was also licensed as a certified public accountant (inactive status) in the state of New York. Since January 1996, Mr. Robbins has co-managed private equity investments in the health care and real estate fields. He serves on the boards of various private companies in which the health care fund that he co-manages has made investments, and as a trustee or member of a steering committee of various not-for-profit entities. Mr. Robbins brings extensive knowledge of corporate and securities law to the Board from his 20-year career as an attorney, as well as management and allocation of investment capital expertise from his almost fifteen years of managing private equity investments. He has also brings other directorship experience through his management and allocation of investment capital and service on various private company boards. Finally, Mr. Robbins serves as a valuable resource of institutional knowledge as he has served on the Company's Board for over 15 years.

        Kevin Verner.    Mr. Verner became a director in April 2001 and will become Chairman of the Board at the Meeting. From 1997 to 2000, Mr. Verner held various positions with WMS Industries, Inc. ("WMS"), a gaming equipment company, the last of which was Chief Operating Officer. Prior to his employment at WMS, Mr. Verner was Vice President of New Business Development at R.J. Reynolds Tobacco Co., where he held various marketing and senior management positions for 16 years. Since 2000, Mr. Verner has been a consultant and provides interim management to early-stage companies, including financial planning, securing seed funding, management recruitment and development of operating budgets, and pro forma financial projections. Mr. Verner is a member of the Marketing Executive Board at University of Georgia's Terry College of Business. Mr. Verner is also a CEO advisor for the Chicago based venture fund Alpha Capital Fund III, and provides consultation on enterprise valuation and due diligence for investments in consumer products companies. Mr. Verner brings important knowledge of the gaming industry to the Board through his experience at WMS. He also brings an understanding of operations and financial strategy in a challenging environment from his consulting and interim management services to various companies. His detailed understanding of budgetary planning is invaluable to the Board, especially in today's economic climate.

        Robert C. Caller.    Mr. Caller, age 60, joined Bally in April 2006 as Executive Vice President, Chief Financial Officer and Treasurer. From 1983 to 2006, he was a partner at E&Y, most recently working in the Denver office, where he served several publicly held companies as well as several companies involved in the gaming industry. He started his career with E&Y in the Houston office in 1972, and was the managing partner of E&Y's Albuquerque office from 1990 to 1991 before transferring to the Denver office. Mr. Caller is a certified public accountant. On August 12, 2010, Mr. Caller retired as the Company's Executive Vice President, Chief Financial Officer and Treasurer. Mr. Caller is currently serving as a part-time employee.

        Neil Davidson.    Mr. Davidson, age 38, joined Bally in February 2006 as Vice President of Corporate Accounting and was appointed Chief Accounting Officer in May 2008. On August 12, 2010, Mr. Davidson was promoted to Senior Vice President, Chief Financial Officer and Treasurer. From 2002 to 2006, Mr. Davidson was the Vice President of Finance for Multimedia Games, Inc., a gaming equipment and systems company. Mr. Davidson began his career with KPMG in the Houston office, holding several positions during his tenure, the last of which was Audit Manager. Mr. Davidson is a certified public accountant.

        Michael Gavin Isaacs.    Mr. Isaacs, age 46, joined Bally in September 2006 as Executive Vice President and Chief Operating Officer. Mr. Isaacs is responsible for the Company's worldwide Game Sales and Operations business including sales, product management, product development, manufacturing and customer support. From 1999 to 2006, Mr. Isaacs worked for Aristocrat Leisure Limited ("Aristocrat"), a gaming equipment and systems company. During his tenure with Aristocrat, he served in key management positions, including General Manager, Global Marketing and Business Development, and Managing Director, Europe. In March 2003, he was named to the position of Americas President. Before joining Aristocrat, Mr. Isaacs was a partner with the Australian law firm Phillips Fox. Mr. Isaacs also serves as Vice President of the International Association of Gaming Attorneys.

        Ramesh Srinivasan.    Mr. Srinivasan, age 50, joined Bally in March 2005 as Executive Vice President of Bally Systems. Mr. Srinivasan is responsible for the Company's worldwide Systems business including sales, product management, product development, implementation and professional services and customer support. From 1998 to 2005, Mr. Srinivasan held several positions including Executive Vice President of Warehouse Management Systems at Manhattan Associates, Inc., a global leader in software solutions to the supply chain industry.

        Mark Lerner.    Mr. Lerner, age 61, joined Bally in December 1996 as Assistant General Counsel and was appointed General Counsel in 2000. Mr. Lerner has practiced law since 1980. Over the course of his career, Mr. Lerner has served as a deputy attorney general for the Nevada Gaming Commission and State of Nevada Gaming Control Board, general counsel to Becker Gaming, Inc., a Las Vegas gaming company, and, from 1987 to 1994, an attorney at Jones, Jones, Close & Brown (now Jones Vargas), a Las Vegas commercial and litigation law firm. Mr. Lerner is an officer of the Association of Gaming Equipment Manufacturers.

        Bruce Rowe.    Mr. Rowe, age 57, joined Bally in March 2007 as Senior Vice President of Strategy and Business Development. From 2004 to 2007, Mr. Rowe was a consultant and subsequently hired as Vice President of Business Strategy, Gaming Solutions and General Manager of the Nevada operations for GTECH Corporation, an information technology company. From 1980 to 2003, Mr. Rowe held key positions in entertainment, information technology, strategic planning, and corporate slot operations for Harrah's Entertainment, Inc. Mr. Rowe also serves as Vice Chairman of the Gaming Standards Association and is a member of the International Gaming Advisory Board. In addition, Mr. Rowe has served in various industry associations as Vice President of Membership Development, Chairman of the

Architectural Oversight Committee, as well as a former Board Member and Secretary of the Gaming Standards Association. He also was Secretary of the Association of Gaming Equipment Manufacturers and chaired their Education Committee.

BOARD OF DIRECTORS

        During the fiscal year ended June 30, 2010, the Board of Directors held eight meetings. Each director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and all committee meetings on which the director served during the fiscal year ended June 30, 2010. It is the Company's practice to hold the annual meeting of stockholders on the same date as a regularly scheduled board meeting to facilitate directors' attendance at the annual meeting of stockholders. All five directors attended the Company's 2009 Annual Meeting of Stockholders.

        The Company's corporate governance guidelines require that the non-employee directors hold regularly scheduled executive sessions without management present, as required by Section 303A.03 of the New York Stock Exchange (the "NYSE") Listed Company Manual. The Board of Directors has designated that the Chairman of the Board shall serve as presiding director of executive sessions of non-employee directors, unless the Chairman is a member of management, in which case the non-employee directors will select the presiding director. The Chairman, Mr. Robbins, a non-employee director, currently serves as the presiding director. Mr. Robbins will be succeeded at the Meeting by Mr. Verner, who will thereafter serve as the presiding direct as well.

Director Independence

        As part of its Corporate Governance Guidelines, the Board of Directors has adopted Independence Guidelines, which are attached to this Proxy Statement as Appendix A. The Board of Directors has affirmatively determined that each of Messrs. André, Guido, Robbins, and Verner is independent under Section 303A.02 of the NYSE Listed Company Manual and the Company's Independence Guidelines. The Board has also affirmatively determined that no relationships exist between any independent director and the Company that, in the opinion of the Board of Directors, would interfere with the exercise of such director's independent judgment in carrying out the responsibilities of a director. The NYSE's independence definition also includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company that would prevent a director from being independent. None of the Company's independent directors has any relationship that violates these tests.

Board Leadership Structure

        The Company's Corporate Governance Guidelines provide that the Board is free to select its Chairman and Chief Executive Officer in the manner it considers to be in the best interests of the Company and that the Chairman shall not simultaneously serve as Chief Executive Officer of the Company. Currently, the Board is led by an independent, non-executive Chairman, Mr. Robbins. Mr. Robbins will be succeeded at the Meeting by another independent, non-executive Chairman, Mr. Verner. The Board has determined that having an independent director serve as Chairman of the Board is in the best interests of the Company at this time as it allows the Chairman to focus on the effectiveness and independence of the Board while the Chief Executive Officer focuses on executing the Company's strategy and managing the Company's business.

The Board's Role in Risk Oversight

        The Board of Directors oversees the Company's risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives and improve long-term organizational performance. The Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board's involvement in setting the Company's business strategy facilitates these assessments and reviews, culminating in the development of a strategic plan that reflects both the Board's and management's consensus as to appropriate levels of risk and the appropriate measures to manage those risks. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company's strategic plan and the implementation of that plan, including financial, legal/compliance, operational/strategic and compensation risks. In addition to discussing risk with the full Board at least once a year, the independent directors discuss risk management during executive sessions without management present.

        While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee focuses on financial risk, including internal controls, and discusses the Company's risk profile with the Company's independent registered public accounting firm. The Audit Committee also reviews potential violations of the Company's Code of Ethics and related corporate policies. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking. The Compensation Committee also approves all compensation related provisions for the CEO and any of his direct reports, including all Named Executive Officers and Senior Vice Presidents and above, as well as all employees hired into the Company with an annual base salary in excess of $150,000 per year. In addition, the Compensation Committee approves any significant changes to employee benefit plans and terminations of any employee in the position of Senior Vice President or above. Finally, the Nominating and Corporate Governance Committee manages risks associated with the independence of directors and Board nominees. Pursuant to the Board's instruction, management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, with additional review or reporting on risks being conducted as needed or as requested by the Board and its committees.

Committees of the Board of Directors

        The Board of Directors has a standing Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee. Each of these Committees is governed by a charter adopted by the Board of Directors. The charters are available on the Company's website at www.ballytech.com by following the links to "Investor Relations" and "Governance" or upon written request to the Company, as set forth below under "Additional Information." The Board of Directors has affirmatively determined that each member of these Committees is independent under the Company's Independence Guidelines and Section 303A.02 of the NYSE Listed Company Manual.

        Audit Committee.    The Audit Committee of the Board of Directors is comprised of Messrs. Guido (Chair), Robbins, and Verner. The Audit Committee, among other things, reviews and engages an independent registered public accounting firm to audit the Company's financial statements; reviews the policies and procedures of the Company and management in maintaining the Company's books and records and furnishing information necessary to the independent auditors; reviews and determines the adequacy and implementation of the Company's internal controls, including the internal audit function and the adequacy and competency of the relevant personnel; considers financial risk, including internal controls and discusses the Company's risk profile with the Company's independent registered public accounting firm; reviews potential violations of the Company's Code of Ethics and related corporate policies; and reviews and determines such other matters relating to the Company's financial affairs and accounts as the Audit Committee may in its discretion deem desirable. The Board of Directors has affirmatively determined that Messrs. Guido, Robbins, and Verner are financially literate, as required by Section 303A.07 (a) of the NYSE Listed Company Manual; as such qualification is interpreted by the Company's Board of Directors in its business judgment. In addition, the Board of Directors has determined that Messrs. Guido and Robbins are audit committee financial experts, as defined by Item 407(d) (5) of Regulation S-K. The Board of Directors made this determination based on

Messrs. Guido's and Robbins's respective qualifications and business experience, as briefly described above under "Election of Directors—Directors, Executive Officers and Other Significant Employees." The Audit Committee met ten times during the fiscal year ended June 30, 2010.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee of the Board of Directors is comprised of Messrs. André (Chair), Guido, Robbins, and Verner. Mr. Verner was appointed to the Nominating and Corporate Governance Committee on January 1, 2010. The Nominating and Corporate Governance Committee, among other things, makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as directors; aids in attracting qualified candidates to serve on the Board of Directors; manages risks associated with the independence of directors and Board nominees; monitors and oversees the functions and operations of the committees of the Board of Directors; and periodically reviews the Company's corporate governance principles, policies, and practices. The Nominating and Corporate Governance Committee met five times during the fiscal year ended June 30, 2010.

        Compensation Committee.    The Compensation Committee of the Board of Directors is comprised of Messrs. André, Guido, Robbins, and Verner (Chair). Mr. Guido was appointed to the Compensation Committee on January 1, 2010. The Compensation Committee, among other things, reviews and recommends to the Board the Company's executive compensation philosophy; reviews the Company's compensation practices and policies to determine whether they encourage excessive risk taking; approves the Chief Executive Officer's performance objectives and evaluates the Chief Executive Officer's performance and approves their compensation based upon the evaluation; approves all executive compensation plans and structures, including that of the Company's and its subsidiaries' executives and senior management; approves annual and long-term incentive performance metrics, and payouts thereunder; and recommends to the Board the bonus criteria for incentives, including equity-based awards and payouts for employees. The Compensation Committee met eight times during the fiscal year ended June 30, 2010.

Corporate Governance

        The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance such as the Sarbanes Oxley Act of 2002, as well as various rules promulgated by the SEC and the NYSE. The Company believes that it has procedures and practices in place that are designed to enhance and protect the interests of its stockholders.

        Corporate Governance Guidelines.    In furtherance of this practice, the Board of Directors has approved Corporate Governance Guidelines for the Company. The Corporate Governance Guidelines address, among other things:

  •
  composition of the Board of Directors;

  •
  separation of the roles of Chairman of the Board of Directors and Chief Executive Officer;

  •
  how nominees for director are selected;

  •
  orientation and continuing education for directors;

  •
  meetings of the Board of Directors, including executive sessions of non-employee directors;

  •
  policies and principles for selecting a successor to the Chief Executive Officer as well as other members of management;

  •
  expectations of directors; and

  •
  annual performance evaluations of the Board of Directors and the Chief Executive Officer.

        The full text of the Corporate Governance Guidelines is available on the Company's website www.ballytech.com by following links to "Investor Relations" and "Governance", or upon written request to the Company, as set forth below under "Additional Information."

        Code of Ethics.    The Board of Directors has also adopted a Code of Ethics and Business Conduct (the "Code of Ethics") applicable to all of the Company's employees, including the chief executive, chief financial, and principal accounting officers, as well as the Company's directors. The Code of Ethics, along with the Corporate Governance Guidelines, serves as the foundation for the Company's system of corporate governance. Among other things, the Code of Ethics:

  •
  provides guidance for maintaining ethical behavior;

  •
  requires that directors, officers and employees comply with applicable laws and regulations;

  •
  addresses how individuals should handle Company assets and opportunities;

  •
  prohibits conflicts of interest; and

  •
  provides mechanisms for reporting violations of the Company's policies and procedures.

        In the event the Company makes any amendment to, or grants any waiver from, a provision of the Code of Ethics that applies to the Company's principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, the Company intends to disclose the amendment or waiver and the reasons for it on the Company's website www.ballytech.com. The full text of the Code of Ethics is available on the Company's website www.ballytech.com, by following links to "Investor Relations" and "Governance" or upon written request to the Company, as set forth below under "Additional Information."

Directors' Compensation

        The Company's directors who are also employees are not separately compensated for their services as directors. Mr. Haddrill, the only director who is also an employee, did not receive separate compensation for his services as a director during fiscal year 2010.

        The following table sets forth the compensation earned by the Company's other directors in respect of their services as such during fiscal year 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)
Jacques André	75,000	249,996	0	324,996
Robert Guido	90,000	249,996	0	339,996
David Robbins(3)	120,000	324,982	0	444,982
Kevin Verner	112,500	249,996	0	362,496

(1)
Amounts shown reflect the value of stock and option awards made during fiscal year 2010 based upon their aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718").

(2)
The number of stock options outstanding for the non-employee directors as of June 30, 2010 was as follows: Mr. André, 298,242; Mr. Guido, 51,350; Mr. Robbins, 317,242; and Mr. Verner, 278,242.

(3)
Mr. Robbins elected to receive restricted stock in lieu of $75,000 of cash compensation otherwise payable to the director.

        Cash compensation.    Each non-employee director receives an annual retainer of $60,000 per year and each non-employee director receives $15,000 per year for serving on the Audit Committee, and the chair of the Audit Committee receives $35,000 per year. Directors who serve on the Nominating and Corporate Governance Committee or the Compensation Committee receive $5,000 per year for serving on each of these committees, and the chair of each of these committees receives $10,000 per year. Mr. Robbins received an additional $85,000 for serving as Chairman of the Board of Directors. Mr. Robbins and Mr. Verner each received an additional $25,000 for serving as members of the Office of the Chairman. Mr. Verner also received an additional $5,000 for serving on the Company's regulatory compliance committee and $5,000 for serving in the office of the Chief Technology Officer. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred on Company business.

        Equity compensation.    On the first trading day of each calendar year each non-employee director receives an annual grant of $250,000 of restricted stock for the director's service for the following year. The number of shares is calculated based on the closing price of the stock on the grant date and vests on the first anniversary of the grant date. Directors may elect to take some or all of the grant in the form of RSUs. Newly appointed directors receive the same grants but the number of shares is pro-rated based on the number of days between the date of the director's appointment and the first trading day of the following calendar year. In addition, each newly appointed director receives an initial grant of options to acquire 50,000 shares of stock, vesting in three equal installments on the first, second, and third anniversaries of the director's election or appointment.

        Each non-employee director may elect to receive restricted stock or RSUs in lieu of all or a portion of the cash compensation otherwise payable to the director. Directors must make the election with respect to the cash compensation for a particular calendar year not later than five business days before the end of the previous calendar year. The restricted stock or RSUs are awarded on the first trading day of the calendar year for which the election is made, and the number of shares awarded is calculated based on the closing price of the stock on the grant date. The shares of stock vest in their entirety on the first anniversary of the date of grant, subject to the director's continuous services as a director through the vesting date. If the director's service as director terminates for any reason before the first anniversary of the grant date, the vesting of a prorated portion of the restricted stock or RSUs—1/365 for each day between the grant date and the termination date—is accelerated as of the termination date, so that the restriction on sale or other transfer of the prorated stock is lifted as of the termination date for the prorated portion. On retirement, death, or other termination of the director's service as a director for any reason, a pro rata portion of any then unvested award of restricted stock will vest upon such termination, and the remaining unvested portion of the award, if any, will immediately lapse.

        Additional compensation.    The Company may grant non-employee directors both additional cash compensation and equity-based awards as time commitments, responsibilities, and other circumstances may warrant. No such additional compensation was paid for fiscal 2010.

        Stock holdings by non-employee directors.    The Board believes that non-employee directors should be stockholders and maintain significant holdings of Company common stock. Because a meaningful portion of each non-employee director's fees are paid in the form of equity-based awards, the Board believes that the use of ownership guidelines for non-employee directors is an appropriate and beneficial approach to providing additional motivation to act in the long-term best interests of stockholders.

        Pursuant to the guidelines each non-employee director is required, within three years after being appointed or elected, to acquire and hold Company common stock with a market value equal to four times the annual Board retainer to be paid to the director on the day of the director's appointment or election. Upon vesting of a restricted stock or other equity award or exercise of a stock option, and after the payment of the taxes due, each non-employee director must retain at least 20 percent of the net shares until the requisite ownership level is achieved. The director is required to retain at least that amount of stock throughout the director's tenure. Failure to attain the applicable requisite ownership level may result in a reduction of future long-term awards in the form of stock. If at any time the number of shares owned by a non-employee director drops below the requisite ownership level following three years of service, the director shall be required to retain 100 percent of the net shares of any grants and payouts until the requisite ownership level is achieved based on the director's then current base annual retainer. The Board has discretion to grant relief from the policy in cases of severe hardship. All non-employee directors are in compliance with this requirement.

Director Nomination Process

        The Nominating and Corporate Governance Committee, with the assistance of a third-party search firm, identifies candidates for director nominees. The Nominating and Corporate Governance Committee considers a number of factors including the following criteria in identifying, evaluating, and recommending director nominees to the Board including the candidate's personal qualities and characteristics, accomplishments, and reputation in the business community; the candidate's current knowledge and contacts in the communities in which the Company does business, in the gaming industry, and in other industries relevant to the Company's business; the candidate's ability and willingness to commit adequate time to matters of the Board of Directors and committees; and the fit of the candidate's skills and personality with those of other directors and potential directors in building an effective, collegial, and responsive Board of Directors. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it also considers diversity of viewpoints, background, experience and other characteristics in evaluating Board candidates. The Company's Nominating and Corporate Governance Committee will also consider whether to recommend stockholder nominations of candidates for director based upon the same criteria, assuming the stockholder has satisfied certain bylaw requirements regarding the nomination, as set forth below under "Stockholder Proposals and Nominations for Director for the 2011 Annual Meeting of Stockholders."

Communication with the Board of Directors

        Stockholders and other interested parties may communicate directly with individual directors, the Board of Directors as a group, the presiding director of executive sessions of non-employee directors, or with non-employee directors as a group, by writing to Board of Directors, Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, or by email to boardofdirectors@ballytech.com, indicating to whose attention the communication should be directed. All communications will be received and processed by the Company's legal department unless indicated otherwise. Communications about accounting, internal controls, and audits will be referred to the Audit Committee, and other communications will be referred to the Chairman of the Board of Directors. You may communicate anonymously if you wish.

        Individuals may submit at any time a good faith complaint regarding any questionable accounting, internal controls, or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Anonymous reports may be made confidentially:

  1.
  By Company employees pursuant to the Company's Corporate Integrity hotline procedures; or

  2.
  By all other individuals by either (i) writing to Chair of the Audit Committee, Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, in an envelope marked confidential; or (ii) sending an email to boardofdirectors@ballytech.com with a reference to "confidential accounting related matters" in the subject line.

 Proposal No. 2:

APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2010 LONG TERM INCENTIVE PLAN

        On October 4, 2010, the Board of Directors adopted a proposed amendment to the Company's 2010 Long Term Incentive Plan (the "2010 LTIP") to (i) increase the number of shares available for issuance pursuant to awards granted under the 2010 LTIP by 3,900,000, (ii) provide for a "fungible" share limit whereby shares which are subject to grants of restricted stock or RSUs shall count against the overall share limit as 1.75 shares for every share granted and (iii) provide that any shares which are subject to grants of restricted stock or RSUs made following the Meeting that again become available for grants are added back as 1.75 shares for every share granted. The share increase and the changes related to the fungible share limit are the only changes to the 2010 LTIP contemplated by the proposed amendment. The proposed amendment is subject to approval by the stockholders at the Meeting.

        As of October 14, 2010, an aggregate of 511,431 shares of common stock remained available under the 2010 LTIP for the grant of equity-based incentives. The Company believes a compensation policy that includes a balanced mix of cash and equity is the most effective way to attract and retain talented employees whose interests are aligned with stockholders. Without approval of the proposed amendment to the 2010 LTIP, the Company will not have the ability to use equity as a component of its compensation philosophy, a result that would put the Company at a considerable competitive disadvantage to its direct and indirect competitors for high level professional employees who make up the bulk of the Company's current and prospective employee base.

        The principal features of the 2010 LTIP are summarized below and are qualified in their entirety by reference to the full text of the 2010 LTIP, which was filed with the SEC on May 3, 2010 as exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010. A copy of the proposed Amendment to the 2010 LTIP is attached to this Proxy Statement as Appendix B. Copies of the 2010 LTIP and the proposed Amendment will be available at the Meeting, or upon written request to the Company, as set forth under "Additional Information."

Why You Should Vote For the 2010 LTIP

        The Board unanimously recommends that the Company's stockholders approve the amendment to the 2010 LTIP. The Company's ability to grant an appropriate number of equity-based awards continues to be crucial in allowing the Company to effectively compete for key employee talent against other executive search, leadership and consulting firms. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate and retain employees, officers, directors, consultants, agents, advisors and independent contractors, and to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits and strengthen the mutuality of interest between those persons and the Company's stockholders.

Promotion of Good Corporate Governance Practices

        The Company and the Board of Directors have designed the 2010 LTIP to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements and stockholders' interests. These provisions include, but are not limited to:

  •
  options and stock appreciation rights ("SARs") may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;

  •
  at any time when the exercise price of an option or SAR is above the fair market value of Company common stock, the Company cannot, without stockholder approval, "reprice" those awards by reducing the exercise price of such option or SAR or exchanging such option or SAR for a new award with a lower (or no) exercise price;

  •
  there is no automatic right to accelerated vesting of unvested awards upon the occurrence of a change in control or similar transaction that is not accompanied by a specified termination of employment as the 2010 LTIP leaves the treatment of awards in connection with a change in control to the Administering Body (as defined below); and

  •
  subject to certain exceptions, restricted stock and RSUs that vest based upon performance criteria and level of achievement versus such criteria are subject to a performance period of not less than twelve months, and restricted stock and RSUs that vest based upon continued service and/or time may not vest or be settled in full prior to three years following the date of grant.

Section 162(m) of the Code

        The Board of Directors believes that it is in the best interests of the Company and its stockholders to provide for an equity incentive plan under which compensation awards made to the Company's executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the 2010 LTIP has been structured in a manner such that awards granted under it can satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In general, under Section 162(m) of the Code, in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company's chief executive officer or any of the Company's three other most highly compensated executive officers (other than the Company's chief financial officer), such compensation must qualify as "performance-based." One of the requirements of "performance-based compensation" for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company's stockholders. For purposes of Section 162(m) of the Code, the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2010 LTIP, each of these aspects is discussed below, and stockholder approval of the 2010 LTIP will be deemed to constitute approval of each of these aspects of the 2010 LTIP for purposes of the approval requirements of Section 162(m) of the Code.

Summary of the 2010 LTIP

        Purpose of the 2010 LTIP.    The 2010 LTIP is intended to encourage ownership of common stock by directors, employees and designated paid consultants of the Company and its subsidiaries to increase their economic interest in the success of the Company.

        Administration.    The 2010 LTIP is administered by the Board of Directors or, if the Board so determines, by the Compensation Committee or other committee established by the Board for this purpose (such committee administering the 2010 LTIP, the "Committee," and collectively, with the Board of Directors, the "Administering Body"). However, except as otherwise provided below and unless the Board of Directors expressly determines otherwise, in the case of awards granted to directors and officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee has exclusive responsibility for and authority to administer the 2010 LTIP. The Committee has all of the powers and duties set forth in the 2010 LTIP, as well as such additional powers and duties delegated thereto by the Board of Directors. Subject to the foregoing and as provided for in the 2010 LTIP, the Administering Body will have plenary authority, in its sole discretion, to make all determinations it deems necessary or advisable for the administration of the 2010 LTIP. The Committee must at all times consist of at least two members of the Board of Directors and must be constituted such that, if possible, the 2010 LTIP complies with Rule 16b-3 promulgated under the Exchange Act or any successor rule, and Section 162(m) of the Code. However, the Board of Directors retains the right to (i) determine whether the shares of common stock reserved for issuance upon the exercise and/or payment in respect of awards granted under the 2010 LTIP shall be issued shares or unissued shares, (ii) appoint the members of the Committee and (iii) terminate or amend the 2010 LTIP, subject to stockholder approval, as required.

        Number of Shares.    The number of shares of common stock available for issuance with respect to awards granted under the 2010 LTIP, if the proposed amendment is approved by stockholders, is limited to 15,950,000 shares (representing an increase of 3,900,000 shares from the number of shares available for issuance prior to the passage of the proposed amendment). If the proposed amendment is approved by stockholders, any shares of common stock granted as awards of restricted stock or RSUs after the date of the Meeting shall count as 1.75 shares against the overall limit in the preceding sentence for every share granted. This fungible share limit would replace the current limit that no more than 1,400,000 shares of common stock may be granted as awards of restricted stock or RSUs. Individual grantees may not receive awards of options, SARs, restricted stock, or RSUs with more than 1,500,000 shares of common stock underlying such awards in any fiscal year.

        The shares of common stock reserved for issuance pursuant to the 2010 LTIP may consist either of authorized but unissued shares of common stock or of previously issued shares of common stock that have been reacquired by the Company. If any portion of any award granted under the 2010 LTIP expires, terminates or is canceled or forfeited for any reason, the shares of common stock subject to such portion of the award may again be made available for award grants under the 2010 LTIP. If the proposed amendment is approved by stockholders, any shares subject to awards granted after the Meeting that again become available for grants shall be added back as 1.75 shares if the shares were subject to awards of restricted stock or RSUs and 1 share if the shares were subject to any other award granted under the 2010 LTIP. Shares subject to awards of restricted stock or RSUs granted prior to the Meeting that again become available for grants shall continue to be added back as 1 share as currently provided for in the 2010 LTIP. Notwithstanding the foregoing, common stock subject to an award may not again be made available for issuance under the 2010 LTIP if the common stock is: (i) common stock that was subject to a stock-settled SAR and was not issued upon the net settlement or net exercise of such SAR; (ii) common stock used to pay the exercise price of an option; (iii) common stock delivered to or withheld to pay the withholding taxes related to an award; or (iv) common stock repurchased on the open market with the proceeds of an option exercise.

        Options.    Two types of stock options are authorized to be granted under the 2010 LTIP, options that qualify as incentive stock options pursuant to Section 422 of the Code and options that do not qualify as incentive stock options, i.e., nonstatutory stock options. To the extent that the aggregate fair market value of the common stock, determined as of the date of grant, underlying any incentive stock options granted pursuant to any Company plans that first become exercisable during a calendar year with respect to an individual grantee exceeds $100,000, such stock options shall be treated as nonstatutory stock options.

        The exercise price with respect to a stock option may not be less than the fair market value of a share of common stock on the date of grant, as determined pursuant to the 2010 LTIP. However, if an employee beneficially owns common stock representing more than 10 percent of the total combined voting power of all classes of capital stock of the Company or of any of its subsidiaries at the time an incentive stock option is granted, then the exercise price with respect to such incentive stock options must be at least 110 percent of the fair market value of a share of common stock on the date of grant. In no event may an incentive stock option be exercisable more than ten years after the date of grant; however, an incentive stock option granted to an employee with an exercise price required to be at least 110 percent of the fair market value of a share of common stock on the date of grant may not be exercisable for more than five years after the date of grant.

        The exercise price may be paid in cash or in shares of any class of issued and outstanding capital stock of the Company held by the option holder, or a combination thereof. If any portion of the exercise price is paid in shares of capital stock of the Company, such shares shall be valued at their then fair market value, as determined in accordance with the 2010 LTIP. The Administering Body may also permit grantees to pay the option price through withholding of shares of stock otherwise issuable upon exercise of the option and/or to exercise their options pursuant to a cashless exercise, by simultaneously exercising options and selling a certain number of the shares of the common stock issued in connection with such exercise to cover the aggregate exercise price with respect thereto.

        Other than in connection with a change in the Company's capitalization, the exercise price of an option may not be reduced without stockholder approval (including canceling previously awarded options in exchange for cash, other awards, or options or SARs with an exercise price that is less than the exercise price of the original award).

        Restricted Stock.    The Administering Body may place such restrictions as it deems appropriate on any shares of restricted stock awarded under the 2010 LTIP. In general, other than with respect to awards to directors who are not also employees of the Company, the grant, issuance, retention, vesting or settlement of shares of restricted stock that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than twelve months, and, subject to certain exceptions, the grant, issuance, retention, vesting and/or settlement of shares of restricted stock that is based solely upon continued employment or service or the passage of time may not vest or be settled in full prior to three years following the date of grant, but may be subject to pro-rata vesting over such period. Unless unvested shares are forfeited in accordance with the terms of the underlying agreement, the holder will have full voting rights and the right to receive any and all distributions with respect to such shares of restricted stock.

        RSUs.    The Administering Body may place such restrictions as it deems appropriate on any RSUs awarded under the 2010 LTIP. In general, other than with respect to awards to directors who are not also employees of the Company, the grant, issuance, retention, vesting and/or settlement of shares of stock underlying an RSU award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than twelve months, and, subject to certain exceptions, the grant, issuance, retention, vesting or settlement of shares of stock underlying an RSU award that is based solely upon continued employment or service or the passage of time may not vest or be settled in full prior to three years following the date of grant, but may be subject to pro-rata vesting over such period. No holder of an RSU will be deemed to be the holder of, or to have any of the rights with respect to, any shares of common stock subject to such RSU until the Company has issued the underlying shares of common stock and the holder's name has been entered on the books of the Company, after which the holder has full voting and ownership rights with respect to the shares.

        SARs.    A SAR is an award granted with respect to a specified number of shares of common stock entitling the grantee to receive an amount equal to the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the fair market value of a share of common stock on the date of grant of the SAR (the "Base Price"), multiplied by the number of shares of common stock with respect to which the SAR has been exercised at that price. SARs may be granted in addition to any other award under the 2010 LTIP or in tandem with stock options. Subject to the provisions of the applicable award agreement, the Company may pay cash or issue shares of restricted or unrestricted common stock upon exercise of a SAR.

        Other than in connection with a change in the Company's capitalization, the Base Price of a SAR may not be reduced without stockholder approval (including canceling previously awarded SARs in exchange for cash, other awards, or options or SARs with an exercise price that is less than the exercise price of the original award).

        Incentive Bonuses.    Each incentive bonus award will confer upon the grantee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period specified by the Committee. The Committee will determine the timing of payment of any incentive bonus. Payment of the amount due under an incentive bonus may be made in cash, in restricted stock, in shares of unrestricted stock, or in any combination thereof, as the Board or the Committee, in its sole discretion, determines. The maximum amount payable pursuant to that portion of an incentive bonus granted in any fiscal year to any grantee under the 2010 LTIP that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code will not exceed $10,000,000.

        Performance Criteria.    The Committee may establish performance criteria and level of achievement versus such criteria that will determine the number of shares of stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on Qualifying Performance Criteria (as defined below) or other standards of financial performance or personal performance evaluations. In addition, the Committee may specify that an award or a portion of an award is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, provided that the performance criteria for such award or portion of an award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the award is granted. The Committee will certify the extent to which any Qualifying Performance Criteria has been satisfied and the amount payable as a result thereof, prior to payment, settlement, or vesting of any award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.

        For purposes of the 2010 LTIP, the term "Qualifying Performance Criteria" means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: (i) revenues; (ii) earnings per share (basic or diluted), earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees, or extraordinary or special items; (iii) net income or net income per common share (basic or diluted); (iv) return on assets, return on net assets, return on investment, return on capital, or return on equity; (v) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (vi) economic value created or added; (vii) operating margin or profit margin; (viii) stock price, dividends or total stockholder return; and (ix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, market share, product development or introduction, geographic business expansion goals, cost targets, debt reduction, customer satisfaction, employee satisfaction, information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. To the extent consistent with Section 162(m) of the Code, the Committee (a) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with accounting principles generally accepted in the United States, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company's financial statements or notes to the financial statements, and (b) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation, claims, judgments, or settlements, (3) the effect of changes in tax law or other such laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs, and (5) accruals of any amounts for payment under the 2010 LTIP or any other compensation arrangement maintained by the Company.

        Eligibility.    Awards may be granted to directors, employees and paid consultants of the Company or its subsidiaries. However, only regular full-time employees of the Company or its subsidiaries are eligible to receive incentive stock options. As of October 14, 2010, in addition to the chief executive officer who is an officer and a director, there were 6 executive officers, 4 directors and approximately 2,627 employees eligible to receive grants under the 2010 LTIP.

        Termination of Employment.    If an employee award holder retires as a result of normal retirement or his or her employment is terminated because of disability, each as defined in the 2010 LTIP, any stock options or SARs will be freely exercisable at any time within the remaining term of such award and any restricted stock and RSUs freely transferable, unless otherwise determined by the Administering Body at the time of grant. If a grantee dies, any stock option or SAR will be exercisable by such grantee's estate or heirs for its remaining term, but in no case for more than two years. If a holder of restricted stock, RSUs or an incentive bonus dies prior to the lapse of all applicable restrictions; any unvested portion of such award held by such person on the date of his death will be forfeited, unless otherwise determined by the Administering Body at the time of grant. Unless provided for otherwise in the applicable award or employment agreement, if an award holder ceases to be either a director, employee or paid consultant of the Company,

  •
  any unvested portion of any restricted stock, RSUs or an incentive bonus subject to such holder's award will be forfeited as of the last date such person was either a director, employee, or paid consultant of the Company or a subsidiary; and

  •
  any stock options or SARs subject to such holders award will continue to be exercisable or transferable to the same extent as immediately prior to such cessation for a period of sixty days, whereupon any stock options or SARs will be terminated, unless such cessation was for Cause, as defined in the 2010 LTIP, in which case any such stock option or SAR will terminate ten days thereafter.

        Adjustments.    In the event there is a change in the number of shares of outstanding common stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization or similar event, the Administering Body will proportionally adjust the number and kind of shares subject to the 2010 LTIP, the number and kind of shares then subject to unexercised options and SARs and outstanding awards of restricted stock and RSUs, as well as the exercise price or Base Price, as the case may be, of unexercised options and SARs. In the event of any merger, spin-off, split-off or other similar consolidation, reorganization or change affecting any class of stock of the Company (a "Merger Event") subject to awards made under the 2010 LTIP, or any distribution other than normal cash dividends to holders of such stock, the Administering Body will make fair and equitable provision and adjustment with respect to all unexercised options or SARs and all then outstanding awards of restricted stock, RSUs and incentive bonuses to give proper effect to such event and preserve the value, rights and benefits of such options, SARs, restricted stock, RSUs and incentive bonuses. In the case of any Merger Event pursuant to which the Company is not the surviving corporation and pursuant to which the former holders of common stock do not hold more than a majority of the voting securities of the resulting entity immediately after each Merger Event, or in connection with any acquisition by any person of more than 50 percent of the outstanding shares of common stock, the Administering Body may provide that each option or SAR holder shall receive a cash payment, in exchange for and in cancellation of such option or SAR, equal to the difference (if positive) between the value of the per share consideration received by the holders of the stock in such Merger Event and the exercise or Base Price of such option or SAR, multiplied by the number of shares of common stock underlying such option or SAR. In addition, in the event (i) of any Merger Event pursuant to which all of the outstanding common stock held by the stockholders of the Company is exchanged for any lawful consideration and (ii) within twelve months following the date of such Merger Event, a holder's employment or service with the Company is terminated by either the Company without Cause or by the holder without Good Reason (each as defined in the 2010 LTIP), then, effective immediately prior to such termination of employment or service, all unvested and unexercisable options or SARs outstanding on the date on which the holder's employment or service is terminated shall become fully vested and exercisable, and all restrictions then applicable to awards of restricted stock and

RSUs outstanding on the date on which the holder's employment or service is terminated will lapse and such awards will thereafter be fully vested and transferable.

        Amendment and Termination.    The Board of Directors may amend the 2010 LTIP, subject to any required regulatory and stockholder approval, as well as suspend or terminate the 2010 LTIP, at any time. The 2010 LTIP, unless sooner terminated, will terminate on the tenth anniversary of its adoption by the Board of Directors but such termination will not affect any award theretofore granted.

Federal Income Tax Consequences

        The following is a brief description of the Company's understanding of the federal income tax consequences to the Company and participants subject to United States taxation with respect to awards granted under the 2010 LTIP. This description may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not address any state, local or foreign tax consequences.

        Nonstatutory Stock Options.    A recipient will generally not realize taxable income upon the grant of a nonstatutory option, nor will the Company then be entitled to any deductions at that time. If the shares that are received upon exercise of nonstatutory stock options are vested, or if the participant makes a Section 83(b) election with respect to unvested shares acquired upon exercise of a nonstatutory stock option, the participant will generally recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. If the shares received upon exercise of nonstatutory stock options are not vested and the participant does not make the Section 83(b) election, the participant will be taxed at ordinary income tax rates as those shares vest, and the amount of ordinary income for each such share will equal the excess of the fair market value of the share on the date the share vests over the exercise price paid for the share. The Company may be required to withhold taxes (including but not limited to employment and income taxes) on the ordinary income realized by an optionee as a result of the exercise of nonstatutory options. The holding period for the shares received upon the exercise of nonstatutory stock options generally will begin on the day after exercise, except that the holding period for shares that are not vested upon exercise and for which no Section 83(b) election is made will begin just after the shares become vested. Provided the shares received upon exercise of the nonstatutory stock option are held as a capital asset, upon the subsequent disposition of the shares, an optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the recipient's basis for the shares. The recipient's basis will be equal to the sum of the price paid for the shares and the amount of income realized upon exercise of the nonstatutory stock option. Any capital gain or loss will be characterized as long-term or short-term, depending upon the holding period of the shares.

        Incentive Stock Options.    No taxable income is recognized by a participant at the time of the grant of an incentive stock option. In addition, the participant will not recognize income for regular federal income tax purposes at the time of the exercise of an incentive stock option. A participant may, however, be subject to alternative minimum tax upon the exercise of an incentive stock option since the excess of the fair market value of the shares acquired upon the exercise of an incentive stock option (referred to as the "ISO Shares") over the exercise price must be included in "alternative minimum taxable income." A participant's basis in the ISO Shares for regular federal income tax purposes will generally be the price paid upon the exercise of the incentive stock options. The Company will not be entitled to a deduction at the time of the grant or the exercise of an incentive stock option.

        If a recipient sells the ISO Shares at any time within one year after the date the Company transfers those shares or within two years after the date the Company grants the incentive stock option (such a sale being referred to as a "Disqualifying Disposition"), then:

  •
  if the recipient's sales price exceeds the price paid for the ISO Shares upon exercise of the incentive stock option, the recipient will recognize a capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise, and the recipient will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of shares on the date of exercise over the price paid for the ISO Shares upon exercise of the incentive stock option; or

  •
  if a recipient's sales price is less than the price paid for the ISO Shares upon exercise of the incentive stock option, the recipient will recognize a capital loss equal to the excess of the price paid upon exercise of the incentive stock option over the sales price of the ISO shares.

        If the recipient sells the ISO Shares acquired upon exercise of an incentive stock option at any time after the shares have been held for at least one year after the date the Company transfers the shares pursuant to the exercise of the incentive stock option and at least two years after the date the Company grants the incentive stock option, then the recipient will recognize capital gain or loss equal to the difference between the sales price and the price paid upon exercise of the incentive stock option.

        Stock Awards.    A participant who is awarded vested shares is required to recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares on the date the shares are granted to the participant over (ii) the purchase price (if any) paid for the shares. The tax consequences to a participant who is awarded unvested shares will generally be the same as the tax consequences to participants who acquire shares upon the exercise of a nonstatutory stock option. A recipient of a stock unit award will generally realize ordinary income upon the issuance of the shares of common stock underlying such stock units in an amount equal to the difference between the value of such shares and the purchase price for such units and/or shares.

        SARs.    The holder of a SAR will not recognize taxable income upon the receipt of the SAR. Upon exercise, the holder will generally realize ordinary income equal to the difference between the base price of the SAR and the then current value of the Company's common stock.

        Incentive Bonuses.    A participant will have taxable income at the time an incentive bonus award becomes payable. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

        Tax Effects for the Company.    The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of any ordinary income a grantee recognizes.

        For the individual serving as the chief executive officer of the Company at the end of the taxable year and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) of the Code limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is "performance-based compensation." The Company expects that nonstatutory stock options, incentive stock options, and SARs should qualify as performance-based compensation. The Committee may establish performance conditions and other terms with respect to grants of restricted stock, RSUs and cash incentive bonuses in order to qualify such grants as performance-based compensation for purposes of Section 162(m) of the Code.

        Miscellaneous Issues.    Generally, the Company will be required to withhold applicable taxes with respect to any ordinary income recognized in connection with any awards made under the 2010 LTIP. A recipient may be required to pay the withholding taxes to the Company or make other provisions satisfactory to the Company for the payment of the withholding taxes as a condition to the issuing of any common stock or the paying of any benefit under the 2010 LTIP. Whether or not such withholdings are required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income attributable to transactions involving awards under the 2010 LTIP.

        Special rules will apply in cases where an optionee pays the exercise or purchase price of the option or applicable withholding tax obligations under the 2010 LTIP by delivering previously owned shares of common stock or by reducing the amount of shares otherwise issuable pursuant to the 2010 LTIP. The surrender or reduction of such shares of common stock will in specific circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired and may constitute a Disqualifying Disposition with respect to shares acquired upon exercise of an incentive stock option.

        The preceding discussion is intended merely as a general presentation of United States federal income tax consequences related to certain awards issued under the 2010 LTIP. As to the specific tax consequences to particular employees or other participants, the Company urges you to consult your tax advisor.

Plan Benefits

        Because benefits under the 2010 LTIP will depend on future grants approved by the Board of Directors and the fair market value of the Company's common stock on such dates of approval, it is not possible to determine the benefits that will be received by officers, directors and other employees if the amendment to the 2010 LTIP is approved by the stockholders.

The Board of Directors recommends that stockholders vote "FOR" the Amendment of the 2010 LTIP.

 Proposal No. 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        At the Meeting, a vote will be taken on a proposal by the Board of Directors to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2011. Deloitte & Touche LLP has audited the Company's financial statements beginning with the fiscal year ended June 30, 2001.

        A representative of Deloitte & Touche LLP will be present at the Meeting, will have an opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

Fees paid to the Company's Independent Registered Public Accounting Firm

        The following table presents the aggregate fees billed by the Company's principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") for services provided during fiscal years 2010 and 2009:

	2010	2009
Audit fees	$2,029,549	$2,824,195
Audit-related fees(1)	158,492	50,211
Tax fees(2)	528,370	2,099,500

Total fees	$2,716,411	$4,973,906

(1)
Consists primarily of fees paid for the audit of Rainbow Casino in connection with its sale, audits of the Company's employee benefits plans and the attestation services for regulatory reporting.

(2)
Consists primarily of fees paid for tax compliance, consultation and preparation services.

        The Audit Committee reviews and approves all services to be provided by the Deloitte Entities. The Audit Committee has considered the effect of non-audit services on the independence of the Deloitte Entities, and does not believe that such independence has been impaired or otherwise compromised.

Pre-Approval Policy

        Pursuant to the Audit Committee's pre-approval policies and procedures for certain audit and non-audit services, the Company's independent registered public accounting firm cannot be engaged to provide any audit and non-audit services to the Company unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes Oxley Act of 2002. All services related to the fees set forth in the table above were pre-approved by the Audit Committee pursuant to this pre-approval policy.

Report of the Audit Committee

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility with respect to the financial statements and the reporting process of the Company, and the Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2010, with the Company's management.

  2.
  The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, among other things.

  3.
  The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2010, for filing with the SEC.

Respectfully submitted,
AUDIT COMMITTEE
Robert Guido, Chair David Robbins Kevin Verner

 COMPENSATION DISCUSSION AND ANALYSIS

The Company's Compensation Philosophy & Objectives

        The Company's compensation program for executive officers, which has been endorsed by the Compensation Committee of the Board of Directors, is designed to enhance stockholder value by tying a large portion of senior executive compensation to the Company's overall performance, as reflected in the value of the Company's common stock. In furtherance of this objective, the Company provides competitive opportunities with respect to salary, annual incentive/bonus, and grants of long-term incentives upon hire and periodically during the term of employment in comparison to both peer organizations within the gaming and technology industries and similarly sized companies (based upon revenues). The Company believes this compensation structure enables the Company to attract and retain key executives critical to the Company's long-term vision and success, and to motivate its executives to enhance long-term stockholder value by focusing performance metrics such as on growth, productivity, profitability and operating margins.

Role of the Compensation Committee

        General.    The Compensation Committee, which is comprised of three independent members of the Company's Board of Directors, as discussed in greater detail under "Board of Directors—Director Independence" is responsible for, among other things,

  •
  The review and recommendation to the Board of the Company's compensation philosophy;

  •
  The approval of the Chief Executive Officer's performance objectives and evaluation of the Chief Executive Officer's performance and compensation based upon the evaluation;

  •
  Subject to consultation with the Chief Executive Officer, the approval of executive compensation arrangements and agreements, including that of the Company's and its subsidiaries' executives and senior management;

  •
  The recommendation of annual and long-term incentive performance metrics, to the Board and approval of payouts thereunder; and

  •
  The recommendation to the Board of bonus criteria for incentives, including stock options and payouts for employees.

        The Compensation Committee, in consultation with Steven Hall & Partners, the independent executive compensation consultant it has retained, also analyzes the reasonableness of the Company's overall executive compensation package. The Compensation Committee's functions are more fully set forth in its charter which has been approved by the Board of Directors, as discussed under "Board of Directors—Committees of the Board of Directors—Compensation Committee."

        While the Chief Executive Officer and other senior executive officers may attend meetings of the Compensation Committee, the ultimate decisions regarding executive officer compensation are made solely by the Compensation Committee, subject to Board approval, as applicable. These decisions are based not only on the Compensation Committee's deliberations of executive performance, but also from input requested from outside advisors, including its independent compensation consultant, with respect to, among other things, market data analyses. The final decisions relating to the Chief Executive Officer's compensation are made in executive session of the Compensation Committee without the presence of management. Decisions regarding the other executive officers are typically made by the Compensation Committee after considering recommendations from the Chief Executive Officer.

        Compensation Consultants.    The Compensation Committee historically engages the services of an independent compensation consulting firm to advise it in connection with making executive compensation determinations. The Compensation Committee retained the services of Steven Hall & Partners with respect to fiscal year 2010. The Chairman of the Compensation Committee defines the scope of any consultant's engagement. The responsibilities may include, among other things, advising on issues of executive or Board of Directors compensation, employment agreements, equity compensation structure or preparing compensation disclosure for inclusion in the Company's SEC filings.

        The Compensation Committee retained Steven Hall & Partners directly and Steven Hall & Partners performed no services for the Company or management during fiscal 2010. However, in fulfilling its responsibilities, Steven Hall & Partners may interact with management or the Company's other outside advisors to the extent necessary or appropriate.

Compensation Structure

        Although the final structure may vary from year to year and officer to officer, the Compensation Committee utilizes three main components for executive officer compensation, including Named Executive Officer compensation:

  •
  Base Salary—fixed pay that takes into account the individual's duties and responsibilities, experience, expertise and individual performance;

  •
  Annual Incentive/Bonus—variable cash compensation that takes into account both the Company's and the individual's performance; and

  •
  Long-Term Incentives—equity-based awards including stock options, RSUs and restricted stock that reflect the performance of the Company's common stock, key performance metrics and the individual performance and anticipated contribution in the future to align executive officer and stockholder interests.

        For fiscal year 2010, the final level and mix of compensation was based on the Compensation Committee's understanding of the objective data relating to the Company's competitive environment and the Company's performance, as well as the subjective factors outlined below.

        Pay Mix.    The Compensation Committee believes that the particular elements of compensation identified above produce a well-balanced mix of fixed and at-risk compensation. Base pay provides the executive officer with a measure of security as to the minimum level of compensation he or she will receive while the annual and long-term incentive components motivate the executive officer to focus on the business metrics to produce a high level of Company performance over the short and long-term. The Compensation Committee believes that this approach not only leads to increases in stockholder value and long-term wealth creation for the executive, but also promotes retention.

        Further, the Compensation Committee believes the components of executive compensation should be weighted towards at-risk pay. This allocation is consistent with the Compensation Committee's overall philosophy with respect to the Named Executive Officers of pay-for-performance. The individual components of each of the Named Executive Officer's compensation package are described in more detail below under "Individual Named Executive Officer Compensation."

        Compensation Levels and Benchmarking.    Overall compensation levels for executives, including the Named Executive Officers, are determined based on one or more of the following factors:

  •
  the individual's duties and responsibilities within the Company;

  •
  the individual's experience and expertise;

  •
  the compensation levels for the individual's peers within the Company (internal equity);

  •
  the compensation levels for similar positions in the industry, in the technology industry or similar sized companies (in terms of revenues), more generally;

  •
  the performance of the individual and the Company as a whole;

  •
  outstanding equity-based awards, including the value of such awards based on the Company's stock price; and

  •
  the levels of compensation necessary to recruit new executives.

        The Company does not attempt to target a particular pay positioning (relative to competitive compensation data) for executive officers individually or as a group. Instead, the Company assesses each executive on the previously identified factors to determine appropriate levels of compensation. The Company and the Compensation Committee believe that the resulting compensation package is competitive.

        The gaming industry is highly competitive, and has a limited pool of executive officer candidates with the desired level of industry experience. The Compensation Committee considers information from a variety of sources when assessing the competitiveness of the Company's current and future compensation levels. These sources include, but are not limited to, management, other members of the Board of Directors, publicly available compensation data regarding executive officers both within and outside the industry, what the Company understands of compensation arrangements of other local companies, and opinions from the Compensation Committee's consultants. The Compensation Committee believes that these sources provide it with an understanding of the competitive marketplace for executive talent among the Company's principal competitors, including International Game Technology, Aristocrat Leisure, GTECH Holdings, Konami, Shuffle Master, and WMS Industries. In making compensation decisions for the Named Executive Officers for fiscal year 2010, the Compensation Committee, in addition to the factors listed above, reviewed the terms and conditions of each Named Executive Officer's employment agreement, each of which provides for a set level of base salary and annual incentive/bonus opportunity, as well as long-term incentives and benefits.

Individual Named Executive Officer Compensation

        Base Salary.    The Compensation Committee annually reviews each executive's base salary, and determines whether such individual deserves any increases or decreases thereto. These reviews include considerations of, among other things, factors such as the Company's overall performance, new duties and/or responsibilities assumed by the executive, the overall performance of the executive's area of responsibility, the executive's impact on strategic goals, and the executive's length of service with the Company. However, there is no specific weighting applied to any one factor in setting the level of base salary, and the process ultimately relies on the subjective exercise of the Compensation Committee's judgment.

        Each of the Named Executive Officers was hired pursuant to an employment agreement which established each Named Executive Officer's initial salary. Each employment agreement was the result of negotiation between the Company and the Named Executive Officer. During fiscal year 2010, the Compensation Committee assessed the Named Executive Officers' current salary levels in light of the Compensation Committee's understanding of the competitive marketplace (based on individual experience and compensation levels prior to joining Bally and not a formal benchmarking study), the Company's performance for fiscal year 2010, each individual's contributions to the Company's performance, and existing employment arrangements. The Compensation Committee charter provides that one of their duties is to review and approve corporate goals and objectives relative to the chief executive officer's compensation, evaluate their performance in light of those goals and objectives, and determine and approve the chief executive officer's compensation level based on this evaluation. Mr. Haddrill's annual base salary was established via his contract, and while the Compensation Committee reviews contracts every year, they believe that Mr. Haddrill's entire compensation package, including his base salary, is appropriate and consistent with the Company's overall compensation policy. The Compensation Committee approved adjustments for one of the Named Executive Officers (as discussed in further detail below).

        The following table is a summary of Executive Compensation:

Fiscal Year 2010

Executive	2010 Base Salary	2010 vs. 2009	Date of Adjustment
Richard Haddrill	$998,000	0%	N/A
Robert Caller	$365,000	0%	N/A
Michael Gavin Isaacs	$600,000	0%	N/A
Ramesh Srinivasan	$400,000	14%	10/19/09
Mark Lerner	$270,000	0%	N/A

        On September 1, 2010, Mr. Srinivasan's base salary was increased to $450,000 in light of the Compensation Committee's assessment of his individual performance including the continued growth in revenue and market shares and margins of the worldwide systems business. Based upon a review of each other Named Executive Officer's current base salary and the desired mix between salary and long-term incentives, the Compensation Committee felt that no other adjustments were warranted.

        Annual Cash Incentive Programs.    The Company believes that an incentive program tied to annual performance is an effective means of motivating and rewarding executives to enhance short and long-term stockholder value. This structure is accomplished by providing annual cash incentives under the Company's Management Incentive Plan ("MIP"). Each of the Named Executive Officers, except Mr. Haddrill, participates or is eligible to participate in the MIP. Mr. Haddrill was provided separate incentives in his employment agreement and subsequent amendments. The most recent amendment included a two-year Diluted Earnings Per Share ("Diluted EPS") based performance-based incentive as well as separate strategic goals. For each Named Executive Officer that participates in the MIP, annual performance bonuses are tied to the Company's overall performance, as well as to both the performance of each individual executive and the performance of his or her area of responsibility. Under the MIP, the Company may elect to distribute any award in restricted stock. The Company may modify, amend or eliminate the MIP at any time.

        Under the MIP, the Compensation Committee establishes a target incentive opportunity, the range of possible incentive awards, the performance measures, and the level of performance that will correspond to a particular incentive payment, all of which the Compensation Committee uses to determine an executive's annual cash incentive awards. Target incentive opportunities under the MIP for each of the Named Executive Officers, other than Mr. Haddrill, are 60 percent of base salary. For fiscal year 2010, incentive payouts for the Named Executive Officers were allocated between Company and individual performance as follows, assuming both Company performance and individual goals were achieved at the target level: (i) 70 percent of each executive's award was tied to the Company's performance and (ii) 30 percent of each executive's award was tied to individual goals, as determined by the Chief Executive Officer.

        The Compensation Committee sets and approves certain financial or operational objectives for determining the portion of bonuses that are tied to Company performance. Threshold Company performance must be met to receive a payout. for Company performance. For fiscal year 2010, Diluted EPS was chosen as the Company performance measure. The Compensation Committee chose Diluted EPS as the Company performance measure because the Company and the Compensation Committee believe that Diluted EPS is a good indicator of the Company's achievement with respect to its overall business objectives and a significant driver of stock price performance.

        The Compensation Committee established threshold Company performance for fiscal year 2010 to be Diluted EPS of $2.00, a target of Diluted EPS of $2.38, and a maximum performance goal of Diluted EPS of $2.80. For Company performance results that are between the threshold and target, or between the target and the maximum, the bonus amount is determined by straight line interpolation. The individual performance component is discussed in greater detail below the table that follows. For fiscal year 2010, the potential payouts with respect to each portion of the awards, as a percentage of base salary, were as follows, assuming the individual's personal goals were achieved:

	Threshold (Diluted EPS: $2.00)	Target (Diluted EPS: $2.38)	Maximum (Diluted EPS: $2.80)
Company Performance	16.8%	42%	84%
Individual Performance	18%	18%	18%
Total	34.8%	60%	102%

        The individual performance component of the bonus is based on the Compensation Committee's subjective evaluation of the overall performance of each executive. The Compensation Committee reviews the executive's individual contributions and efforts during the year as well as recommendations of the Chief Executive Officer. The recommendations of the Chief Executive Officer are based on individual goals set by the Chief Executive Officer and the executive. The following briefly outlines the goals established for each of the Named Executive Officers for fiscal years 2010.

  •
  Robert Caller.    Mr. Caller's individual performance goals for fiscal year 2010, included: (i) develop and implement process improvements to facilitate the implementation of a new enterprise resource planning ("ERP") system, (ii) improve the international financial closing process, (iii) improve working capital, (iv) continue to improve the Company's internal controls over financial reporting, (v) continue lead role in the cost reduction initiatives within the Company, and (vi) enhance the Company's investor relation function.

  •
  Michael Gavin Isaacs.    Mr. Isaacs' individual performance goals for fiscal year 2010 included: (i) drive innovation in all categories of the gaming business, (ii) build and embed a quality international infrastructure, (iii) continue to improve on business processes, (iv) complete and launch Alpha 2™ technology, (v) create an objective, data-based decision-making culture, and (vi) exceed fiscal year 2010 Plan revenue and operating income for game sales and operations.

  •
  Ramesh Srinivasan.    Mr. Srinivasan's individual performance goals for fiscal year 2010 included: (i) increase revenue and operating margin for systems over fiscal year 2009, (ii) ensure success of deployments and product releases, (iii) obtain new customers and increase regional road shows, (iv) increase new product implementations and improve new contract success rates, (v) build a robust internal Systems infrastructure capable of scaling for growth, (vi) improve existing systems content and increase enhanced deployments, and (vii) create new systems and increase deployments.

  •
  Mark Lerner.    Mr. Lerner's individual performance goals for fiscal year 2010 included: (i) enhance the Company's long-term intellectual property, (ii) complete the implementation of corporate records management web portal, (iii) identify and acquire document management program to complete paperless office project, (iv) identify and implement time-effective methodology for capturing and disseminating legal department metrics for project throughput, employee/client workload distribution, etc., and (v) maximize efficiency of the Company's use of outside lawyers.

        For fiscal year 2010, the Company earned Diluted EPS of $2.38 which was adjusted to exclude $0.38 of gain from the sale of the Rainbow Casino as well as $0.13 in impairment losses from the Alabama charitable bingo market. Adjusted EPS was $2.13 resulting in 61 percent achievement of target with respect to the 70 percent of an executive's bonus tied to Company performance.

        During fiscal year 2010, with respect to the 30 percent of an executive's bonus that is tied to individual performance, the Compensation Committee approved, upon the recommendation of the Chief Executive Officer, payouts at 90 percent of target regarding the individual performance component of cash incentives for Messrs Caller, Srinivasan and Lerner, and a payout at 50 percent of target regarding the individual performance of Mr. Isaacs.

        Target and actual incentive amounts for each Named Executive Officer for fiscal year 2010 were as follows:

Officer	FY 2010 Target MIP	FY 2010 MIP
Richard Haddrill	n/a	n/a
Robert Caller	$219,000	$152,643
Michael Gavin Isaacs	$360,000	$207,720
Ramesh Srinivasan	$240,000	$167,280
Mark Lerner	$162,000	$112,914

        In addition, during fiscal year 2010, the Company awarded one-time cash bonuses to Mr. Srinivasan and Mr. Lerner for $40,000 and $25,000, respectively, as additional compensation for performance during the period for individual performance outside their stated objectives. Mr. Lerner's bonus was due to achievement of significant legal victories in patent litigation, and Mr. Srinivasan's bonus was due to significant gains in Systems market share during the same period.

        Long-Term Incentives.    The Company's long-term incentive program is the component of executive compensation that is most aligned with the long-term interests of stockholders. A significant portion of the Named Executive Officers' target compensation is in the form of long-term incentives. Long-term incentive compensation enables the Company to motivate leaders and key employees through the use of stock options, which only have value if the stock price appreciates, as well as encourage them to provide long-term service to the Company through the use of restricted stock or RSUs, which only have value if the participant remains employed with the Company through the service period and whose value is dependent on the Company's stock price. These long-term incentives are generally granted under the 2010 LTIP.

        The Compensation Committee annually reviews each executive's outstanding equity-based awards and determines whether such individual deserves an additional grant of stock options, restricted stock or RSUs or a combination thereof. These reviews include considerations of, among other things, factors such as the Company's overall performance, duties and/or responsibilities assumed by the executive, the overall performance of the executive's area of responsibility, the executive's impact on strategic goals, prior levels of total compensation, the mix of outstanding equity-based awards, and the desired emphasis on retention and motivation. However, there is no specific weighting applied to any one factor in determining the level of equity-based awards or the mix between stock options, restricted stock or RSUs, and the process ultimately relies on the subjective exercise of the Compensation Committee's judgment.

        Fiscal Year 2010.    As discussed in further detail in the Company's proxy statement for its 2009 Annual Meeting filed with the SEC on October 28, 2009, on October 16, 2009, the Compensation Committee approved annual awards for certain of the Named Executive Officers in respect of fiscal year 2009 performance.

        Fiscal Year 2011.    As of October 20, 2010, the Compensation Committee had not approved any annual awards for certain of the Named Executive Officers in respect of fiscal 2010 performance.

        Other Executive Benefits, including Perquisites and Retirement Benefits.    The Named Executive Officers are entitled to the same employee benefits generally available to all full-time employees, subject to certain conditions such as fulfilling any minimum service period. These benefits include, among other things, vacation, health and welfare benefits, and participation in the Company's Employee Stock Purchase Plan and the Company's 401(k) Savings Plan. Certain other perquisites are also made available to executives, including the Named Executive Officers. These benefits include reimbursement for the cost, including any taxable amount, of biennial physical exams and President's Club travel. President's Club is an annual sales award program that includes recognition at a meeting for the highest achieving sales personnel for the year in which our business unit leaders participate to provide the recognition.

        In designing these elements, the Company seeks to provide an overall level of benefits that are competitive with those offered by similarly situated companies in the markets in which the Company operates based upon its general understanding of industry practice. The Company believes that these particular plans and programs provide a valuable recruiting and retention mechanism for its executives and enable the Company to compete more successfully for qualified executive talent. In addition, the use of such perquisites in lieu of salary increases to compensate for the loss of those benefits avoids the increased costs that would otherwise occur with respect to certain other benefits that are tied to the level of an executive's base salary (such as annual cash incentive compensation). Further details regarding these types of benefits paid to the Named Executive Officers are set forth in the "All Other Compensation" column and the accompanying footnotes in the "Executive Compensation—Summary Compensation Table."

Actions Taken after Fiscal Year 2010

        On August 12, 2010 the Company announced that Mr. Caller retired as the Company's Executive Vice President, Chief Financial Officer and Treasurer and that Mr. Davidson was promoted from Chief Accounting Officer to Senior Vice President, Chief Financial Officer and Treasurer. Further details regarding the arrangements with Messrs. Caller and Davidson in connection with these changes are included in the "Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table," and the "Potential Payments Upon Termination of Change in Control" sections of this proxy statement, as applicable.

Timing of Equity Grants

        Executives receive long-term equity awards pursuant to the terms of the 2010 LTIP, which was approved by the Company's stockholders. Awards are also granted outside of the 2010 LTIP to the extent those grants are permitted by the rules of the NYSE. The Board of Directors, or as delegated to the Compensation Committee, administers the 2010 LTIP and establishes the rules for all awards granted under the Plan, including grant guidelines, vesting schedules and other provisions. The Board of Directors or the Compensation Committee reviews these rules periodically and considers, among other things, the interests of the stockholders, market conditions, information provided by independent advisors, performance objectives, and recommendations made by the Chief Executive Officer.

        The Board of Directors or the Compensation Committee reviews awards for all employees. For annual awards, the Compensation Committee has established a process where the Compensation Committee reviews the recommendations of the Chief Executive Officer for executives and other employees, modifies the proposed grants in certain circumstances, and approves the awards effective as of the date of its approval. The annual grants are generally determined following the end of each fiscal year, and in conjunction with the recommendation for annual bonuses. Pursuant to the terms of the 2010 LTIP, the Board of Directors has delegated certain limited authority to the Chairman of the Compensation Committee and the Chief Executive Officer to make equity grants in accordance with the rules established by the Board of Directors for, in the case of the Chief Executive Officer, non-direct reports of the Chief Executive Officer, throughout the year. The Chairman of the Compensation Committee has been delegated limited authority to make equity grants to all employees. The exercise price of stock option grants are set at 100 percent of the closing market price of a share of Company common stock on the date the Board of Directors or Compensation Committee approves the grants, or upon the date such approval is made by the Chairman of the Compensation Committee or Chief Executive Officer under the limited delegated authority referenced above, to be reported to the Board of Directors or Compensation Committee at its next regularly scheduled meeting. The exercise price of new hire awards and relocation or retention grants is determined as set forth above, except that the exercise price is set on the date of hire or effective date of the underlying agreement providing for such grant rather than the date of the approval thereof.

Employment Agreements and Post-Termination Payments

        As previously discussed, the Company maintains employment agreements with each Named Executive Officer. The Compensation Committee determined that the compensation packages provided under these agreements was fair and reasonable on the basis of its assessment of comparable compensation opportunities available to the individuals, including the compensation arrangements of each Named Executive Officer at his prior place of employment, in the case of new hires.

        Payments due Upon Termination or a Change in Control.    Prior to an amendment to a prior version of the 2010 LTIP on August 8, 2006 (the "Plan Amendment"), the 2010 LTIP, as in effect at such time, provided for the accelerated vesting of stock options, restricted stock, and RSUs in the event of a change in control in which all of the outstanding stock held by the stockholders of the Company is exchanged for any lawful consideration. The 2010 LTIP currently provides for the accelerated vesting of equity awards in the event of a change in control and subsequent termination of employment without Cause or for Good Reason (each as defined in the 2010 LTIP) within twelve months after the change of control. In addition, certain employment agreements, as discussed in the section "Executive Compensation—Potential Payments upon Termination or Change in Control at Fiscal Year-End 2010," as well as certain forms of equity agreements, also set forth specific terms with respect to the accelerated vesting of equity-based awards upon either a change in control or a change in control followed by a termination of employment.

        The Compensation Committee believes that for senior executives, including the Named Executive Officers, accelerated vesting of equity-based awards in the event of a change in control is generally appropriate because in some change in control situations equity of the target company is cancelled making immediate acceleration necessary in order to preserve the value of the award. In addition, as previously discussed, the Company relies primarily on long-term incentive awards to provide the Named Executive Officers with the opportunity to accumulate substantial resources to fund their retirement income, and the Compensation Committee believes that a change in control event is an appropriate liquidation point for awards designed for such purpose. Although the Company continues to believe that single trigger change in control vesting is appropriate under the circumstances described above, the Company adopted the Plan Amendment to provide additional flexibility in circumstances where the Company believes that it is more appropriate to require a termination of employment within one year following a change in control before vesting of equity-based awards is accelerated. The Company presumes that such a termination would likely be due to the change in control and not the employee's performance and therefore the award should be earned. For employees not terminated within twelve months of a change in control, the employees would continue to vest in their equity-based awards as they contribute to the success of the surviving company. The Company anticipates that such double trigger vesting acceleration will be used mainly for those employees who receive equity-based awards that are not a substantial component of their annual compensation or for whom it is considered unlikely in many circumstances that a terminating event would occur for those employees upon a change in control.

        The Company determined upon Mr. Haddrill's initial employment in 2004 to make an additional payment equal to any excise tax payable on the severance benefit or on any other benefit or payment provided by the Company to him in the event of a change in control of the Company. This excise tax gross-up was deemed appropriate due to Mr. Haddrill's agreed upon compensation arrangements, which emphasize long-term incentive compensation rather than cash compensation and would thus be potentially impacted disproportionally by excise taxes. The Compensation Committee believes these provisions are fair and reasonable based on its understanding of market practice among industry competitors noted above and within the broader environment of technology companies and similarly sized businesses.

        In addition, certain executives, including each of the Named Executive Officers other than Mr. Caller, receive cash severance in certain circumstances that result in termination of employment. Calculations of the payments due to the Named Executive Officers upon certain terminations of employment and/or in connection with a change in control are set forth under "Executive Compensation—Potential Payments upon Termination or Change in Control at Fiscal Year-End 2010."

Stock Ownership Guidelines and Hedging Policies

        The Board believes that the Chief Executive Officer and employees reporting directly to the Chief Executive Officer should be stockholders and maintain significant holdings of Company common stock. Because a significant portion of each senior executive's compensation, including the Named Executive Officers' compensation, is paid in the form of equity-based awards, the Board believes that the use of ownership guidelines for the Chief Executive Officer and all employees reporting directly to him is an appropriate and beneficial approach to providing additional motivation to act in the long-term best interests of stockholders. For these reasons, in October 2010, the Board adopted a policy requiring certain levels of stock ownership by the Chief Executive Officer and employees reporting directly to him.

        Pursuant to the Company's policy, the Chief Executive Officer is required to acquire and hold common stock with a market value equal to three times his base salary. Certain of the direct reports, including the Chief Financial Officer, the Chief Operating Officer, and Executive Vice President, Bally Systems are required to acquire and hold common stock with a market value equal to their respective base salaries. All other direct reports are required to acquire and hold common stock with a market value equal to one-half their respective base salaries. Unless determined otherwise by the Board, the requisite ownership level is not adjusted for changes in stock value or base salary. Compliance with the requirements will be evaluated annually by the Nominating and Corporate Governance Committee.

        The policy also imposes restrictions on equity-based awards made to an employee subject to the policy unless and until the recipient has reached the requisite ownership level. Specifically, upon vesting of a restricted stock or other equity-based award or exercise of a stock option, and after the payment of the taxes due, each person must retain at least 20 percent of the net shares until the requisite ownership level is achieved. Once the applicable requisite ownership level has been achieved, that number of shares must be retained until the person is no longer subject to the policy. Failure to attain the applicable requisite ownership level may result in a reduction of future equity-based awards in the form of stock. If at any time the number of shares owned drops below the requisite ownership level, the retention requirements regarding equity grants will be reinstituted as to that person until that person satisfies the applicable requisite ownership level based on the person's then-current base salary. The Board has discretion to grant relief from the policy in cases of severe hardship.

        The Company has not adopted any policies prohibiting executives from holding Company securities in a margin account or pledging Company securities as collateral for a loan. However, the Company discourages speculation in Company common stock and encourages employees to diversify their stock holdings. In addition, under Section 304 of the Sarbanes Oxley Act, if the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be required to reimburse the Company for (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (ii) any profits realized from the sale of securities of the Company during that 12-month period.

Impact of Tax and Accounting

        As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

        When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under FASB ASC Topic 718, grants of equity-based awards result in an accounting charge for the Company equal to the grant date fair value of those securities. For restricted stock and RSUs, the accounting value is generally equal to the fair market value of the underlying shares of common stock on the date of the award. The value, adjusted for possible forfeitures, is then amortized over the requisite service period. With respect to stock options, the Company calculates the grant date fair value based on the Black-Scholes formula with an adjustment for possible forfeitures and amortizes that value as compensation expense over the requisite service period.

        Section 162(m) of the Code does not permit publicly traded companies to take income tax deductions for compensation paid to the Chief Executive Officer and the other Named Executive Officers (other than the Chief Financial Officer) to the extent that compensation exceeds $1.0 million per officer in any taxable year and does not otherwise qualify as performance-based compensation. The 2010 LTIP is structured so that the compensation deemed paid to an executive officer in connection with the exercise of stock options should qualify as performance-based compensation not subject to the $1.0 million limitation. Awards of restricted stock or RSUs made under the 2010 LTIP may or may not qualify as performance-based compensation. The restricted stock issued to Messrs. Haddrill, Isaacs, Srinivasan, Caller, and Lerner during fiscal year 2010 did not qualify as performance-based compensation under Section 162(m) of the Code and therefore may not be deductible for income tax purposes.

        The MIP cash incentive program for fiscal year 2010 is not designed to provide bonus payments that would qualify as performance-based compensation as defined in Section 162(m) of the Code, nor would any guaranteed bonus payments qualify as performance-based compensation. In addition, discretionary bonuses do not qualify as performance-based compensation as defined in Section 162(m) of the Code.

        The Compensation Committee will continue to consider steps that might be in the Company's best interests to comply with Section 162(m) of the Code. However, in establishing the cash and equity incentive compensation programs for the Named Executive Officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company's financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the year ended June 30, 2010.

Submitted by:	Kevin L. Verner, Chair Jacques André Robert Guido David Robbins
Members of the Compensation Committee

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth compensation information for the Company's Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers as of June 30, 2010 (collectively, the "Named Executive Officers") in respect of fiscal years set forth below.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)		All Other Compensation ($)		Total ($)
Richard Haddrill	2010	998,000	—		1,636,731	—		—	(3)	20,142	(4)	2,654,873
President and Chief	2009	998,000	—		1,537,805	464,805	(5)	—	(3)	9,729	(6)	3,010,339
Executive Officer	2008	998,000	250,000	(7)	932,506	752,050		—	(3)	10,808	(8)	2,943,364

Robert Caller	2010	365,000	—		99,965	—		152,643		7,139	(9)	629,702
Executive Vice President,	2009	357,596	—		124,991	—		154,395		7,212	(10)	650,274
Chief Financial Officer and	2008	340,000	49,995	(7)		—		340,680		7,365	(11)	738,040
Treasurer

Michael Gavin Isaacs	2010	600,000	—		531,750	612,756		207,720		19,579	(12)	1,971,805
Executive Vice President	2009	545,000	—		625,989	522,765		253,800		3,852	(13)	1,951,406
and Chief Operating Officer	2008	340,000	99,989	(7)	761,800	203,070		346,800		152,105	(14)	1,903,764

Ramesh Srinivasan	2010	382,692	40,000	(15)	531,750	—		167,280		10,821	(16)	1,132,543
Executive Vice President,	2009	327,788	—		510,789	392,008		148,050		3,054	(17)	1,381,689
Bally Systems	2008	275,000	99,989	(7)	413,520	—		280,500		419	(18)	1,069,428

Mark Lerner	2010	270,000	25,000	(15)	85,080	122,551		112,914		11,404	(19)	626,949
Senior Vice President,	2009	262,731	—		19,968	104,553		114,210		7,887	(20)	509,349
General Counsel and	2008	241,923	39,968	(7)	152,360	—		241,080		6,875	(20)	682,206
Secretary

(1)
Amounts shown reflect the value of stock and option awards made during the applicable fiscal year based upon their aggregate grant date fair value of such awards, as determined in accordance with FASB ASC Topic 718.

(2)
Represents cash portion of annual incentive award earned for performance during fiscal years 2010, 2009 and 2008 under the MIP.

(3)
Mr. Haddrill's employment agreement, as amended, does not contemplate participation in the MIP.

(4)
Represents the Company's matching contribution to Mr. Haddrill's 401(k) ($7,350), President's Club travel ($10,413) and medical costs ($2,379).

(5)
On May 13, 2009, the Company amended the terms of certain outstanding options previously granted to certain members of the Board of Directors, including Mr. Richard Haddrill, to extend the expiration date thereof, subject to certain restrictions. The options were originally granted on January 8, 2004 for the purchase of 195,000 shares of Company common stock at an exercise price of $24.65 per share. Pursuant to the amendments, and subject to certain exceptions, any unexercised portion of a grant will now expire on July 8, 2013. The fair value of the amendment to the option awards in fiscal 2009, computed in accordance with FASB ASC Topic 718, was $99,448 and such amount is included in the value reflected in the table.

(6)
Represents the Company's matching contribution to Mr. Haddrill's 401(k) ($7,350) and medical costs ($2,379).

(7)
Represents fiscal year 2008 Incremental Bonus as described under "Compensation Discussion and Analysis—Individual named Executive Officer Compensation—Annual Cash Incentive Programs" in our proxy statement for the 2009 Annual Meeting filed with the SEC on October 28, 2009.

(8)
Represents the Company's matching contribution to Mr. Haddrill's 401(k) ($6,900), spousal travel ($1,529) and medical costs ($2,379).

(9)
Represents the Company's matching contribution to Mr. Caller's 401(k) for fiscal year 2010.

(10)
Represents the Company's matching contribution to Mr. Caller's 401(k) for fiscal year 2009.

(11)
Represents the Company's matching contribution to Mr. Caller's 401(k) ($6,750) and spousal travel ($615) for fiscal 2008.

(12)
Represents President's Club travel ($17,539) and medical costs ($2,040).

(13)
Represents President's Club travel.

(14)
Represents spousal travel ($1,282) and medical costs ($823). In addition, pursuant to the Isaacs Agreement, Mr. Isaacs was entitled to a $150,000 allowance during fiscal year 2008 to assist in transition from expatriate to permanent US-based employee.

(15)
Represents fiscal year 2010 Incremental Bonus as described under "Compensation Discussion and Analysis—Individual named Executive Officer Compensation—Annual Cash Incentive Programs."

(16)
Represents President's Club travel.

(17)
Represents medical costs.

(18)
Represents spousal travel.

(19)
Represents the Company's matching contribution to Mr. Lerner's 401(k) ($7,039) and medical costs ($4,365).

(20)
Represents the Company's matching contribution to Mr. Lerner's 401(k).

Grants of Plan-Based Awards

        The following table sets forth information concerning awards of stock options, RSUs, restricted stock and incentive opportunities made to each of the Named Executive Officers during fiscal year 2010.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Option Awards: Number of Securities Underlying Options(2) (#)
					All Other Stock Awards: Number of Shares of Stock or Units(2) (#)		Exercise or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant and/or Approval Date	Threshold ($)	Target ($)	Maximum ($)
Richard Haddrill	8/10/2009	—	—	—	41,989	—	—	1,636,731
Robert Caller	9/28/2009	87,600	219,000	372,300	—	—	—	—
	8/24/2009	—	—	—	2,543	—	—	99,965
Michael Gavin Isaacs	9/28/2009	144,000	360,000	612,000	—	—	—	—
	10/16/2009	—	—	—	12,500	—	—	531,750
	10/16/2009	—	—	—	—	30,000	42.54	612,756
Ramesh Srinivasan	9/28/2009	96,000	240,000	408,000	—	—	—	—
	10/16/2009	—	—	—	12,500	—	—	531,750
Mark Lerner	9/28/2009	64,800	162,000	275,400	—	—	—	—
	10/16/2009	—	—	—	2,000	—	—	85,080
	10/16/2009	—	—	—	—	6,000	42.54	122,551

(1)
Represents cash incentive opportunities under the MIP.

(2)
All shares were issued under the 2010 LTIP.

(3)
The exercise price reflects the closing price of a share of the Company's common stock on the grant date.

(4)
Represents the grant date fair value of equity awarded, determined in accordance with FASB ASC Topic 718, adjusted, however, to exclude the effects of estimated forfeitures. Assumptions used to determine these values can be found in Note 12, Share-Based Compensation, of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table

  Long-Term Incentives

        Stock Options.    Generally, each stock option granted under the 2010 LTIP entitles its holder to purchase one share of the Company's common stock at its fair market value on the date of grant. Stock options granted as part of a long-term incentive award generally vest over three to five years. Prior to October 29, 2007, each granted stock option generally expired after ten years. On October 29, 2007, the

Board considered the accounting expense of a ten-year exercisable option relative to the accounting expense of a seven-year exercisable option. The Board concluded that the value of an option that expired after seven years, as perceived by a recipient, would not be materially different than if the recipient had received an option which expires after ten years. Accordingly, the Board determined that the standard form of an option award would thereafter provide for expiration after seven years. Unless provided otherwise by the Board of Directors or the Compensation Committee at the time of grant, or in certain other circumstances, the terms of stock options are generally as follows:

  •
  Unvested stock options will vest upon a normal retirement (termination of employment by recipient after he or she attains age 65);

  •
  Unvested stock options will vest upon becoming Permanently Disabled (as defined in the 2010 LTIP);

  •
  Unvested stock options granted prior to the effectiveness of the Plan Amendment will vest upon a change in control in which all of the Company's outstanding stock is exchanged;

  •
  Unvested stock options granted after the Plan Amendment will vest upon a change in control if the recipient is terminated without Cause or for Good Reason within twelve months of the change in control;

  •
  Vested stock options remain exercisable for ten days after termination for Cause;

  •
  Vested stock options remain exercisable for two years upon death; and

  •
  Vested stock options remain exercisable for 60 days (or three months in the case of incentive stock options) after termination if the individual is terminated for any reason other than for Cause or upon death.

        Restricted Stock and RSUs.    A grant of restricted stock is an award of common stock where the vesting thereof is subject to certain restrictions established by the Board of Directors or the Compensation Committee. RSUs represent a conditional contractual right to receive one share of the Company's common stock at a specified future date subject to certain restrictions such as a vesting period. For RSUs, the underlying stock is not issued until the time restrictions lapse, at which time the RSU is settled or, if previously elected, deferred. In the event a cash dividend is declared and paid on the Company's common stock, holders of RSUs do not receive dividend equivalents. RSUs do not have voting rights because they are not considered legally issued or outstanding shares of common stock. Unless provided otherwise by the Board of Directors or the Compensation Committee at the time of grant, or in certain other circumstances, the terms of restricted stock and RSUs are generally as follows:

  •
  Immediate vesting and settlement occurs in the event of normal retirement or Permanent Disability;

  •
  Immediate vesting and settlement occurs in the event of a change in control for awards granted after the effectiveness of the Plan Amendment if a recipient is subsequently terminated without Cause or for Good Reason within twelve months of the change in control; and

  •
  Forfeiture of the award upon termination of employment or upon death to the extent the award's restrictions have not lapsed.

        For purposes of the 2010 LTIP:

  •
  "Cause" means (i) the grantee being convicted of a felony, (ii) the grantee willfully committing an act of embezzlement or malfeasance which is intended to materially enrich himself or herself at the expense of the Company or any of its subsidiaries or is otherwise intended to materially harm the Company, or (iii) the grantee being rejected for an applicable license or approval by a gaming regulatory authority having jurisdiction over the Company as a result of an explicit finding of lack of suitability solely as a result of the grantee's commission of a crime or an act of embezzlement or malfeasance.

  •
  "Good Reason" means unless otherwise provided in a Grantee's employment agreement, (i) a material reduction in the grantee's base salary, or (ii) a material reduction in the grantee's duties and responsibilities.

  •
  "Permanently Disabled" means that, as interpreted by the Compensation Committee, (i) the grantee cannot perform the work previously performed, (ii) the grantee cannot adjust to other position requirements due to a medical condition, and (iii) the grantee's disability has lasted or is expected to last for at least one year or result in death.

Employment Agreements with Named Executive Officers

        The following contains brief summaries of certain provisions of the employment agreements with each of the Named Executive Officers. Provisions providing for severance and change in control payments are described below under "—Potential Payments upon Termination or Change in Control at Fiscal Year 2010."

        Haddrill Employment Agreement.    On June 30, 2004, the Company entered into an employment agreement with Mr. Haddrill (as amended, the "Haddrill Agreement"), effective as of October 1, 2004. The Haddrill Agreement provided for an initial salary of $980,000 per year, a grant of 500,000 stock options, a number of RSUs having a value equal to $6.5 million and other benefits, and required Mr. Haddrill to purchase $1.0 million of Company common stock in the open market using his personal funds. The Haddrill Agreement was amended on December 22, 2004, to provide for, among other things, a grant of an additional 300,000 stock options and a number of RSUs having a value equal to $1.9 million. The Haddrill Agreement was amended for a second time effective as of June 13, 2005, to document the terms and conditions of the acceleration of certain of Mr. Haddrill's stock options, which was approved by the Board of Directors on June 13, 2005, as well as to conform the terms of Mr. Haddrill's RSUs to Section 409A of the Code.

        On June 21, 2006, the Haddrill Agreement was amended for a third time. This amendment provided that Mr. Haddrill's term of employment was extended from October 1, 2007, to January 1, 2009, and that Mr. Haddrill's salary, beginning July 1, 2006, was increased from $980,000 to $998,000. This amendment also provided for a grant of an additional 200,000 stock options and a number of shares of restricted stock having a value equal to $1.4 million.

        On February 13, 2008, the Haddrill Agreement was amended for a fourth time. This amendment provided that the Haddrill Agreement will automatically renew for an indefinite number of one-year periods thereafter unless either party gives written notice of termination at least ninety days prior to the expiration of the then-current term. This amendment also provided for a grant of an additional 50,000 stock options and a number of RSUs having a value equal to $1.0 million.

        On October 22, 2008, the Haddrill Agreement was amended for a fifth time. This amendment provided that Mr. Haddrill's annual salary will remain at $998,000 through December 31, 2010, and thereafter shall be reduced to $375,000. This amendment also provided for a grant of an additional 50,000 stock options and a number of RSUs having a value equal to $1.7 million.

        On December 30, 2008, the Haddrill Agreement was amended for a sixth time to make certain technical changes to comply with the requirements of Section 409A of the Code and the regulations promulgated thereunder.

        On August 10, 2009, the Haddrill Agreement was amended for a seventh time. This amendment provided that Mr. Haddrill will continue to received his current base salary of $998,000 through December 31, 2012. Additionally, Mr. Haddrill will be entitled to a lump sum cash payment of $2,500,000 upon the first to occur of: (i) the achievement of certain strategic initiatives established by the Board of Directors on or before December 31, 2010, as determined by the Board of Directors, in its sole discretion, or (ii) a Change of Control (as defined in the Haddrill Agreement) occurring on or before December 31,

2010. Further, Mr. Haddrill will be entitled to a cash bonus, if earned, ranging in value from $1,000,000 to $3,500,000, based upon the Company's achievement of cumulative Diluted EPS targets established by the Board of Directors with respect to the Company's combined fiscal year 2010-2011 period.

        The seventh amendment also provided for a grant of a number of RSUs having a value equal to $1.5 million Per the seventh amendment, Mr. Haddrill is prohibited from entering into business arrangements with specific competitors for a period of four years from the later of December 31, 2012 or his termination, or from engaging in activities that compete with the Company for one year from the later of December 31, 2012 or his termination, regardless of the reason for termination. Mr. Haddrill is prohibited from soliciting the Company's customers, employees, or consultants for two years after termination, regardless of the reason for termination.

        Caller Employment Agreement.    On March 13, 2006, the Company entered into an employment agreement with Mr. Caller (as amended, the "Caller Agreement"), effective as of April 1, 2006 through September 30, 2009. The Caller Agreement provided for an initial salary of $340,000 and participation in the MIP as well as the Company's employee benefit programs. Under the Caller Agreement, for fiscal year 2007, Mr. Caller was guaranteed a minimum performance bonus of $160,000 under the MIP. For the period from July 1, 2009 to September 30, 2009, Mr. Caller's bonus was to be at least $51,000. Mr. Caller also received a one-time signing bonus payment of $100,000, subject to certain relocation conditions, as well as reimbursement for expenses incurred in connection with trips related to his relocation to Las Vegas. Mr. Caller also received a grant of 175,000 stock options pursuant to the Caller Agreement. On October 1, 2008, the Compensation Committee increased Mr. Caller's salary to $365,000.

        The Caller Agreement prohibited Mr. Caller from engaging in activities that compete with the Company for one year after termination for Cause (as defined in the Caller Agreement) or upon voluntary termination, and for the duration he would receive salary continuation after a termination without Cause. Mr. Caller is prohibited from soliciting the Company's customers, employees, or consultants for one year after termination, regardless of the reason for termination.

        On August 12, 2010, the Company announced that Mr. Caller retired as the Company's Executive Vice President, Chief Financial Officer and Treasurer. In connection with the transition Mr. Caller entered into a Separation and Services Agreement with the Company (the "Caller Services Agreement"). Mr. Caller provided certain services to the Company as a full-time employee through August 31, 2010, at which time his full-time employment with the Company ended. Thereafter, for a period of two years, Mr. Caller shall provide services to the Company as a part-time employee as more specifically set forth in the Caller Services Agreement. Mr. Caller will be paid $175,000 during the first year of his part-time employment and $100,000 during the second year. In lieu of any further eligibility under the MIP Mr. Caller received a gross lump sum cash payment of $50,000 on or before September 30, 2010.

        Mr. Caller's issued and outstanding stock options and RSUs that have not vested will continue to vest and shall become exercisable until the termination of the Caller Services Agreement, at which time all then unvested stock options and RSUs, if any, shall terminate, and all then vested stock options will remain exercisable for an additional period of one year (or such longer period set forth in the applicable equity incentive plan), at which time such vested stock options will terminate, all as further provided in the award agreements entered into between the Company and Mr. Caller. However, if the Company terminates Mr. Caller's part-time employment prior to the end of the Term without a "Breach," as defined in the Caller Agreement, then (i) all unvested stock options and unvested RSUs, if any, shall immediately vest, as further provided in the award agreements entered into between the Company and Mr. Caller, and (ii) all of Mr. Caller's outstanding stock options will remain exercisable thereafter until the first anniversary of such termination.

        The Caller Services Agreement includes customary non-compete, non-solicitation, confidentiality and non-disparagement covenants as well as a general release of claims by Mr. Caller.

        Isaacs Employment Agreement.    On June 19, 2006, the Company entered into an employment agreement with Mr. Isaacs (as amended, the "Isaacs Agreement"), effective September 1, 2006. The Isaacs Agreement provided for an initial salary of $340,000 and participation in the MIP as well as the Company's employee benefit programs. Mr. Isaacs also received a one-time signing bonus payment of $10,000 and received an annual allowance of $150,000 for a period of two years in respect of his transition to becoming a permanent United States-based employee. Mr. Isaacs also received a grant of 150,000 stock options as well as 50,000 shares of restricted stock pursuant to the Isaacs Agreement. On September 2, 2008, the Isaacs Agreement was amended to, among other things; increase Mr. Isaacs' salary to $600,000.

        The Isaacs Agreement prohibits Mr. Isaacs from engaging in activities that compete with the Company for two years after termination for Cause (as defined in the Isaacs Agreement) or upon voluntary termination, and for the duration he receives salary continuation after a termination without Cause. Mr. Isaacs is prohibited from soliciting the Company's customers, employees, or consultants for two years after termination, regardless of the reason for termination.

        Srinivasan Employment Agreement.    On March 9, 2005, the Company entered into an employment agreement with Mr. Srinivasan (the "Srinivasan Agreement"). The Srinivasan Agreement provided for an initial salary of $250,000 and participation in the MIP as well as the Company's employee benefit programs. Under the Srinivasan Agreement, Mr. Srinivasan also received a grant of 300,000 stock options and 20,000 shares of restricted stock. On October 1, 2008, the Compensation Committee increased Mr. Srinivasan's salary to $350,000. On October 19, 2009, the Compensation Committee increased Mr. Srinivasan's salary to $400,000. On September 1, 2010, the Compensation Committee increased Mr. Srinivasan's salary to $450,000.

        The Srinivasan Agreement prohibits Mr. Srinivasan from engaging in activities that compete with the Company for one year after termination for Cause (as defined in the Srinivasan Agreement) or upon voluntary termination, and for the duration he receives salary continuation after a termination without Cause. Mr. Srinivasan is prohibited from soliciting the Company's customers, employees, or consultants for one year after termination, regardless of the reason for termination.

        Lerner Employment Agreement.    On August 15, 2000, the Company entered into an employment agreement with Mr. Lerner. Mr. Lerner's agreement provided for an initial minimum salary of $220,000 and participation in the MIP as well as the Company's employee benefit programs. On October 1, 2008, the Compensation Committee increased Mr. Lerner's salary to $270,000.

        Davidson Employment Agreement.    After the end of fiscal year 2010, on August 12, 2010 the Company announced that Mr. Caller retired as the Company's Executive Vice President, Chief Financial Officer and Treasurer and that Mr. Davidson was promoted from Chief Accounting Officer to Senior Vice President, Chief Financial Officer and Treasurer. As the Company's Senior Vice President, Chief Financial Officer and Treasurer Mr. Davidson's duties will generally include management and supervision of the Company's finance and accounting functions and staffing, along with any other related duties that the Chief Executive Officer or the Board of Directors may assign. Pursuant to Mr. Davidson's employment agreement, Mr. Davidson will receive a salary of $300,000 and participation in the MIP as well as the Company's employee benefit programs. Mr. Davidson also received a grant of 30,000 stock options as well as 14,000 shares of restricted stock pursuant to the Davidson Agreement.

        Mr. Davidson will also be eligible to earn a one-time cash bonus of up to $100,000, payable within 75 days following the end of the Company's 2011 fiscal year, if, in the discretion of Chief Executive Officer and the Board of Directors, Mr. Davidson has achieved a successful transition into the role of Chief Financial Officer. Whether Mr. Davidson has successfully transitioned into the role shall be based on (i) the subjective determination of the Chief Executive Officer and the Board that substantially all of Mr. Davidson's personal objectives under the MIP have been satisfied; (ii) Mr. Davidson's regular communications with the Audit Committee regarding the status of his transition; and (iii) any other information that the Board may consider. Mr. Davidson will not be entitled to receive any portion of this bonus if his employment terminates prior to the end of the Company's 2011 fiscal year for any reason.

Outstanding Equity Awards at Fiscal Year 2010

        The following table sets forth the outstanding equity awards held by the Named Executive Officers as of June 30, 2010:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Richard Haddrill	195,000	—		$24.65	7/8/2013	—		—
	405,000	—		17.16	6/30/2014	—		—
	95,000	—		17.16	10/27/2014	—		—
	50,000	—		41.60	2/22/2015	—		—
	—	50,000	(2)	23.04	10/17/2015	—		—
						66,745	(3)	2,161,871
						41,989	(4)	1,360,024
Robert Caller	125,000	—		$16.99	4/3/2016	—		—
	—	—		—	—	2,543	(5)	82,368
Michael Gavin Isaacs	82,500	37,500	(6)	$15.73	9/1/2016	—		—
	7,500	7,500	(7)	32.62	4/14/2015	—		—
	—	50,000	(8)	23.04	10/17/2015	—		—
	—	30,000	(9)	42.54	10/16/2016	—		—
	—	—		—	—	12,500	(10)	404,875
	—	—		—	—	10,000	(11)	323,900
	—	—		—	—	5,000	(12)	161,950
	—	—		—	—	25,000	(13)	809,750
	—	—		—	—	12,500	(14)	404,875
Ramesh Srinivasan	135,000	—		$11.30	3/9/2015	—		—
	—	20,000	(15)	23.04	10/17/2015	—		—
	—	—		—	—	5,000	(16)	161,950
	—	—		—	—	20,000	(17)	647,800
	—	—		—	—	12,500	(18)	404,875
Mark Lerner	—	10,000	(19)	$23.04	10/17/2015	—		—
	—	6,000	(20)	42.54	10/16/2016	—		—
	—	3,750	(21)	19.47	10/25/2016	—		—
	—	—		—	—	2,000	(22)	64,780
	—	—		—	—	2,000	(23)	64,780
	—	—		—	—	2,000	(24)	64,780

(1)
Calculated based on the closing price of a share of Company common stock of $32.39 on June 30, 2010.

(2)
Stock options vest and become exercisable as to 50,000 shares on December 31, 2010.

(3)
Restricted stock vests in its entirety on December 31, 2010.

(4)
Restricted stock vests in its entirety on January 1, 2011.

(5)
Restricted stock vests in its entirety on February 1, 2012.

(6)
Stock options vests and become exercisable as to 37,500 shares on September 1, 2010.

(7)
Stock options vest and become exercisable in equal installments of 3,750 shares on each of April 14, 2011 and April 14, 2012.

(8)
Stock options vest and become exercisable as to 25,000 shares on October 17, 2010, and 12,500 shares on each of October 17, 2011 and October 17, 2012.

(9)
Stock options vest and become exercisable as to 15,000 shares on October 16, 2011, and 7,500 shares on each of October 16, 2012 and October 16, 2013.

(10)
Restricted stock vests in its entirety on September 1, 2010.

(11)
Restricted stock vests as to 5,000 shares on each of December 13, 2010 and December 13, 2011.

(12)
Restricted stock vests as to 2,500 shares on each of April 14, 2011 and April 14, 2012.

(13)
Restricted stock vests in its entirety on October 17, 2012.

(14)
Restricted stock vests as to 6,250 shares on October 16, 2011, and 3,125 shares on each of October 16, 2012 and October 16, 2013.

(15)
Stock options vest and become exercisable as to 20,000 shares on December 31, 2010.

(16)
Restricted stock vests as to 2,500 shares on each of December 13, 2010 and December 13, 2011.

(17)
Restricted stock vests in its entirety on December 31, 2010.

(18)
Restricted stock vests in its entirety on June 30, 2011.

(19)
Stock options vest and become exercisable as to 5,000 shares on October 17, 2010, and 2,500 shares on each of October 17, 2011 and October 17, 2012.

(20)
Stock options vest and become exercisable as to 3,000 shares on October 16, 2011, and 1,500 shares on each of October 16, 2012 and October 16, 2013.

(21)
Stock options vest and become exercisable as to 3,750 shares on October 25, 2010.

(22)
Restricted stock vests in its entirety on December 13, 2010.

(23)
Restricted stock vests in its entirety on December 31, 2010.

(24)
Restricted stock vests as to 1,000 shares on October 16, 2011, and 500 shares on each of October 16, 2012 and October 16, 2013.

Option Exercises and Stock Vested in Fiscal Year 2010

        The following table sets forth information concerning value realized by each of the Named Executive Officers upon the exercise of stock options and the vesting of stock awards during fiscal year 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Richard Haddrill	454,000	11,630,620	22,416	(1)	822,555
Robert Caller	50,000	1,354,500	5,219	(2)	219,198
Michael Gavin Isaacs	30,000	718,181	17,500	(3)	704,275
Ramesh Srinivasan	120,000	3,929,200	6,000	(4)	247,740
Mark Lerner	30,834	525,285	N/A		N/A

(1)
Represents 11,208 RSUs which vested on December 18, 2009 and 11,208 RSUs which vested on January 1, 2010. Footnote 1 to this table in the Company's Proxy Statement for the 2009 Annual Meeting indicated that Mr. Haddrill's 11,208 RSUs that vested on June 30, 2009 were mandatorily deferred pursuant to the Haddrill Agreement, when, in fact, such RSUs were not mandatorily deferred. The tables in this Proxy Statement have been revised accordingly.

(2)
Represents shares of restricted stock issued as a bonus for performance during fiscal year 2008 which vested in full on December 10, 2009.

(3)
Represents 12,500 shares of restricted stock which vested on September 1, 2009 and 5,000 shares of restricted stock which vested on April 14, 2010.

(4)
Represents 6,000 shares of restricted stock which vested on December 31, 2009.

Fiscal Year 2010 Non-Qualified Deferred Compensation

        The following table sets forth information regarding deferrals by the Named Executive Officers under Non-Qualified Deferred Compensation Plans during fiscal year 2010.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Richard Haddrill(1)	$0	—	$1,317,836	—	$17,281,263	(2)
Robert Caller	—	—	—	—	—
Michael Gavin Isaacs	—	—	—	—	—
Ramesh Srinivasan	—	—	—	—	—
Mark Lerner	—	—	—	—	—

(1)
Deferrals made pursuant to the Haddrill Agreement, which requires mandatory deferral of certain RSUs upon vesting. The Company does not maintain any other deferred compensation plans or arrangements for the Named Executive Officers.

(2)
Represents balance of RSUs required to be deferred. RSUs will be issued on the first date payment is no longer subject to limits of section 162(m) of the Code.

Potential Payments upon Termination or Change in Control at Fiscal Year 2010

        The following tables set forth certain information regarding potential payments and other benefits that would have been provided to each of the Named Executive Officers upon a change in control of the Company and/or upon a termination of the Named Executive Officer's employment on June 30, 2010, pursuant to the current terms of each Named Executive Officer's employment agreements and the 2010 LTIP. For purposes of this section, "CIC" shall mean a change in control of the Company. All other capitalized terms included in quotes are defined following the summary of the respective agreement.

        Haddrill Employment Agreement.    The Haddrill Agreement, as amended, provides that if Mr. Haddrill's employment is terminated by the Company other than for cause or by Mr. Haddrill for "Good Cause," Mr. Haddrill will receive severance pay in an amount equal to his base salary for a period of one year from the date of termination or until the expiration of the term of the Haddrill Agreement, whichever occurs first. Further, Mr. Haddrill shall be entitled to retain a pro rata portion of equity-based awards issued pursuant to the Haddrill Agreement, as amended. The restrictions on the RSUs shall lapse and stock options shall vest as to a pro rata portion through the twelve-month period following the month in which the termination occurs. Mr. Haddrill will receive the standard benefits the Company makes available to similarly situated senior executives, including but not limited to 401(k) Plan participation and medical and hospital disability benefits, through December 31, 2012.

        Upon a "Change in Control," Mr. Haddrill will receive a payment of $998,000 and, if such Change of Control occurs on or before December 31, 2010, he will be entitled to an additional payment equal to $1,996,000. Mr. Haddrill will retain all of the RSUs, restricted stock and stock options granted pursuant to the Haddrill Agreement, all of which will vest immediately upon the Change in Control. To the extent any excise taxes are imposed under Section 4999 of the Code, Mr. Haddrill will be entitled to additional payments to offset the additional excise taxes and additional income taxes or interest penalties associated with the additional payments. If Mr. Haddrill's employment is terminated due to death or disability, the Company will provide Mr. Haddrill or his estate an amount equal to his base salary and benefit continuation for a period of one year from the date of termination. Pursuant to the 2010 LTIP, if Mr. Haddrill is Permanently Disabled (as defined in the Company's 401(k) Plan), all awards granted under the 2010 LTIP would vest in full.

Post-employment Payments—Richard Haddrill

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause or With Good Cause		CIC without Termination (Single Trigger)		Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$0	$998,000		$2,994,000	(3)	$2,994,000	$998,000	$998,000
Benefit Continuation(1)	0	37,500		0		37,500	37,500	37,500
Long-term Incentive(2)
—Acceleration of Unvested Stock Options	0	360,643	(4)	467,500	(5)	467,500	0	467,500	(6)
—Acceleration of Unvested RS/RSUs	0	2,533,441	(4)	3,521,894	(5)	3,521,894	0	3,521,894	(6)
280G Tax Gross-up	N/A	N/A		0		0	N/A	N/A

Total	$0	$3,929,584		$6,983,394		$7,020,894	$1,035,500	$5,024,894

(1)
Annual benefit continuation costs estimated at $15,000 per year.

(2)
Equity awards valued at the closing price of a share of Company stock of $32.39 as of June 30, 2010. Amount represents the intrinsic value of stock options vesting at termination.

(3)
The Haddrill Agreement provides that upon a Change in Control, Mr. Haddrill will receive a payment of $998,000 and, if such Change of Control occurs on or before December 31, 2010, he will be entitled to an additional payment equal to $1,996,000.

(4)
The Haddrill Agreement provides that a pro rata portion of the unvested stock options and RSUs granted pursuant to the Haddrill Agreement will vest if Mr. Haddrill is terminated without cause.

(5)
The Haddrill Agreement provides for the immediate vesting of stock options and RSUs granted per the Haddrill Agreement upon a Change in Control.

(6)
If Permanently Disabled, pursuant to the Haddrill Agreement, Mr. Haddrill would receive severance payments and pursuant to the 2010 LTIP, he would receive immediate vesting of all his previously issued equity awards. If Mr. Haddrill is unable to discharge his duties for six or more consecutive months or for non-continuous periods aggregating to twenty-two weeks in any twelve-month period as a result of illness or incapacity, Mr. Haddrill would be entitled only to severance.

        For purposes of the Haddrill Agreement:

  •
  "Cause" means an act or acts or an omission to act by Mr. Haddrill involving: (i) willful and continual failure to substantially perform his duties with the Company (other than a failure resulting from Mr. Haddrill's incapacity due to physical or mental illness) and such failure continues for a period of thirty days after Mr. Haddrill's receipt of written notice from the Company providing a reasonable description of the basis for the determination that Mr. Haddrill has failed to perform his duties; (ii) conviction of a felony other than a conviction not disclosable under the federal securities laws; (iii) breach of the Haddrill Agreement in any material respect and such breach is not susceptible to remedy or cure or has already materially damaged the Company, or such breach is susceptible to remedy or cure and no such damage has occurred and such breach is not cured or remedied reasonably promptly after Mr. Haddrill's receipt of written notice from the Company providing a reasonable description of the breach; (iv) Mr. Haddrill's failure to qualify (or having so qualified being thereafter disqualified) under a suitability or licensing requirement of any jurisdiction or regulatory authority that is material to the Company and to which Mr. Haddrill may be subject by reason of his position with the Company and its affiliates or subsidiaries; (v) the Company obtains from any source information with respect to Mr. Haddrill or the Haddrill Agreement that could reasonably be expected, in the reasonable written opinion of both the Company and its outside counsel, to jeopardize the gaming licenses, permits, or status of the Company or any of its subsidiaries or affiliates with any gaming commission, board, or similar regulatory or law enforcement authority; or (vi) conduct to the material detriment of the Company that is dishonest, fraudulent, unlawful or grossly negligent or which is not in compliance with the Company's Code of Conduct or similar applicable set of standards or conduct and business practices set forth in writing and provided to Mr. Haddrill prior to such conduct and which has a material detriment to the Company and is not susceptible to remedy or cure by Mr. Haddrill.

  •
  "Change of Control" means (i) the acquisition, directly or indirectly, by any unaffiliated person, entity or group of beneficial ownership of more than 50 percent of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; (ii) consummation of (1) a reorganization, merger or consolidation of the Company, or (2) a liquidation or dissolution of the Company or (3) a sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to any unaffiliated person, entity or group; or (iii) the individuals who as of the date of the Haddrill Agreement are members of the Board of Directors (together with any directors elected or nominated by a majority of such individuals) cease for any reason to constitute at least a majority of the members of the Board of Directors; except that any event or transaction which would be a "Change of Control" under (i) or (ii) (1) of this definition, shall not be a Change of Control if persons who were the equity holders of the Company immediately prior to such event or transaction (other than the acquirer in the case of a reorganization, merger or consolidation), immediately thereafter, beneficially own more than

    50 percent of the combined voting power of the Company's or the reorganized, merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors.

  •
  "Good Cause" means the occurrence of any one or more of the following events without the consent of Mr. Haddrill: (i) the assignment to Mr. Haddrill of any duties materially inconsistent with his duties and position as set forth in the Haddrill Agreement (including, without limitation, status, titles and reporting requirements), or any other action by the Company that results in a material diminution in such duties or position, excluding for this purpose isolated and inadvertent action not taken in bad faith and remedied by the Company promptly after receipt of notice thereof given by Mr. Haddrill; (ii) a reduction by the Company in Mr. Haddrill's base salary or participation in any other compensation plan, program, arrangement or benefit below that Mr. Haddrill is entitled to under the Haddrill Agreement; (iii) the Company's requiring Mr. Haddrill to be based anywhere other than the Las Vegas, Nevada area, except for reasonably required travel on business of the Company; or (iv) any material breach by the Company of any provision of the Haddrill Agreement and such breach continues for a period of thirty days after the Company's receipt of written notice from Mr. Haddrill providing a reasonable description of the material breach claimed by Mr. Haddrill.

        Caller Services Agreement.    If Mr. Caller's employment is terminated without "Breach", the Company shall pay Mr. Caller or his estate, as applicable, all amounts due and payable prior to the termination of the Agreement. In addition, all unvested stock options, if any, and unvested RSUs shall immediately vest, all as further provided in the award agreements entered into between the Company and Mr. Caller, and all of Mr. Caller's outstanding stock options will remain exercisable thereafter only until the first anniversary of such termination of employment.

Post-employment Payments—Robert Caller

Executive Payments and Benefits upon Termination/CIC(1)	Involuntary Termination for Breach	Involuntary Termination Without Breach	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Breach or Diminution of Duties following a CIC (Double Trigger)	Death	Disability
Severance	$0	$0	$0	$0	$0	$0
Long-term Incentive(2)
—Acceleration of Unvested Stock Options	0	0	0	0	0	0
—Acceleration of Unvested RS/RSUs	0	82,368	0	82,368	0	0
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A

Total	$0	$82,368	$0	$82,368	$0	$0

(1)
The table above reflects potential payments assuming the Caller Services Agreement, entered into after the end of the fiscal year, was in effect as of June 30, 2010.

(2)
Equity awards valued at the closing price of a share of Company stock of $32.39 as of June 30, 2010. Amount represents the intrinsic value of stock options vesting at termination.

        As used in the Caller Services Agreement, "Breach" shall include, without limitation, (i) Mr. Caller's engagement in conduct that materially harms the Company through an act of dishonesty or breach of fiduciary duty; (ii) Mr. Caller's conviction of a felony; (iii) Mr. Caller's failure or refusal to substantially perform any duties required in connection with this Agreement, which is not cured within 7 days after having received notice of such failure or refusal to perform; (iv) Mr. Caller's engagement in any conduct that the Company may construe as a risk; (v) failure to comply with any provisions of applicable law, including, but not limited to, any gaming statute or regulation of any government having jurisdiction over the Company or of any jurisdiction in which the Company may be doing business at any time, and (vi) any conduct that, in the Company's reasonable judgment may materially and negatively affect the Company's gaming licenses or approval in any jurisdiction.

        Isaacs Employment Agreement.    If Mr. Isaacs' employment is terminated without "Cause" or if Mr. Isaacs terminates his employment as a result of and within one year of a reduction in salary, he shall continue to receive his salary for a period of one year immediately following such termination. Any such payments subsequent to termination shall be subject to offset in respect of any income Mr. Isaacs earns from any other employment during such one year period. Pursuant to the 2010 LTIP, if Mr. Isaacs is terminated without "Cause" or with "Good Reason" (each as defined in the 2010 LTIP) within one year of a change in control all unvested stock options will vest and restrictions on restricted shares will lapse. In addition, pursuant to the 2010 LTIP, if Mr. Isaacs is "Permanently Disabled" (as defined in the Company's 401(k) Plan), all awards granted under the 2010 LTIP would vest in full.

Post-employment Payments—Michael G. Isaacs

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause, or Due to Salary Reduction	CIC with or without Termination (Single Trigger)		Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$0	$600,000	$0		$600,000	$0	$0
Long-term Incentive(1)
—Acceleration of Unvested Stock Options	0	0	0	(2)	1,092,250	0	1,092,250
—Acceleration of Unvested RS	0	0	0	(2)	2,105,350	0	2,105,350
280G Tax Gross-up	N/A	N/A	N/A		N/A	N/A	N/A

Total	$0	$600,000	$0		$3,197,600	$0	$3,197,600

(1)
Equity awards valued at the closing price of a share of Company stock of $32.39 as of June 30, 2010. Amount represents the intrinsic value of stock options vesting at termination.

(2)
All of Mr. Isaac's equity awards were issued after the Plan Amendment which eliminated accelerated vesting upon a CIC. Therefore, the Plan Amendment applies to all of these equity awards.

        For purposes of the Isaacs Agreement, "Cause" means any of the following: (i) an act or omission which is dishonest or fraudulent involving work related conduct or the commission by Mr. Isaacs of any act or the suffering by him of any occurrence or state of facts, which renders him incapable of performing his duties under the Isaacs Agreement, or which adversely affects or could reasonably be expected to adversely affect the Company's business reputation; (ii) a formal charge or conviction of a felony, a gross misdemeanor involving moral turpitude or criminal conduct against any person or property, including without limitation, the Company; (iii) Mr. Isaacs failure to diligently or effectively perform and comply with his duties under any provision of the Isaacs Agreement or any duty as directed from time to time by the Company, including the Company's then current policies, procedures and rules; (iv) any breach by Mr. Isaacs of any of the terms of, or the failure to perform any covenant contained in, the Isaacs Agreement; (v) Mr. Isaacs' disclosure, improper use or of or failure to protect the Company's confidential, proprietary or trade secret information; (vi) Mr. Isaacs' death or upon some other condition which renders him unable to perform the essential functions of his job, with or without accommodation; (vii) failure to comply with any provision of the gaming laws of the State of Nevada or the rules and regulations of the Nevada Gaming Control Board or the Nevada Gaming Commission or any gaming law, ordinance, rule, or regulation of any city or county having jurisdiction, or the gaming laws, regulations and rules of any other nation, state, county, or other jurisdiction in which the Company may be doing business at any time which will materially and negatively affect the registration and licensing of the Company, including failure to maintain or have suspended, revoked or denied any applicable license, permit, or card required by the state or a political subdivision thereof; or (viii) Mr. Isaacs' commission of any action or the existence of any state of facts which would constitute "cause" under Nevada law.

        Srinivasan Employment Agreement.    If Mr. Srinivasan's employment is terminated without "Cause" or if he resigns following a "Change in Control" or "Diminution of Duties," Mr. Srinivasan will receive an amount equal to his base salary and benefit continuation for a period of one year immediately following such termination, offset by any compensation he receives that is attributable to other employment during the six-month period that begins six months after the date of termination. In addition, upon the occurrence of a Change in Control, Mr. Srinivasan shall be entitled to receive any additional acceleration in benefits, financial packages, stock options and restricted stock, and compensation accorded to the Company's other senior executives, except for those that may be accorded to the Company's Chief Executive Officer and Chief Financial Officer. Pursuant to the 2010 LTIP, if Mr. Srinivasan is terminated without Cause or with Good Reason (each as defined in the 2010 LTIP) within one year of a change in control all unvested stock options will vest and restrictions on restricted shares will lapse. In addition, pursuant to the 2010 LTIP, if Mr. Srinivasan is "Permanently Disabled" (as defined in the Company's 401(k) Plan), all awards granted under the 2010 LTIP would vest in full.

Post-employment Payments—Ramesh Srinivasan

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause or for Diminution of Duties	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$0	$450,000	$0	$450,000	$0	$0
Benefit Continuation(1)	0	7,500	0	7,500	0	0
Long-term Incentive(2)
—Acceleration of Unvested Stock Options	0	0	0	187,000	0	187,000
—Acceleration of Unvested RS/RSUs	0	0	0	1,214,625	0	1,214,625
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A

Total	$0	$457,500	$0	$1,859,125	$0	$1,401,625

(1)
Annual benefit continuation costs estimated at $15,000 per year.

(2)
Equity awards valued at the closing price of a share of Company stock of $32.39 as of June 30, 2010. Amount represents the intrinsic value of stock options vesting at termination.

        For purposes of the Srinivasan Agreement:

  •
  "Cause" means any of the following: (i) Mr. Srinivasan's clear and substantiated insubordination, fraud, disloyalty, dishonesty, willful misconduct, or gross negligence in the performance of his duties under the Srinivasan Agreement, including willful failure to perform such duties as may properly be assigned to him under the Srinivasan Agreement; (ii) Mr. Srinivasan's material breach of any material provision of the Srinivasan Agreement; (iii) Mr. Srinivasan's failure to qualify (or having so qualified being thereafter disqualified) under any suitability or licensing requirement of any jurisdiction or regulatory authority to which he may be subject by reason of his position with the Company and its affiliates or subsidiaries; (iv) Mr. Srinivasan's commission of a crime against the Company or violation of any law, order, rule, or regulation pertaining to the Company's business; (v) Mr. Srinivasan's inability to perform the job functions and responsibilities assigned in accordance with reasonable standards established from time to time by the Company in its sole and reasonable discretion; and (vi) the Company's obtaining from any reliable source accurate information with respect to Mr. Srinivasan that would, in the reasonable opinion of the Company, jeopardize the gaming licenses, permits, or status of the Company or any of its subsidiaries or affiliates with any gaming commission, board, or similar regulatory or law enforcement authority.

  •
  "Change of Control" means any of the following: (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; (ii) the consummation of the sale, lease, or other disposition of all or substantially all of the assets of the Company; (iii) the tender of more than 50 percent of the Company's capital stock to a non-affiliate or a merger, consolidation, or recapitalization of the Company with a non-affiliate such that the stockholders of the Company immediately prior to the consummation of such transaction possess less than 50 percent of the voting securities of the surviving entity immediately after the transaction; or (iv) the individuals who, as of the date of the Srinivasan Agreement, were members of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

  •
  "Diminution of Duties" means that Mr. Srinivasan's duties shall be deemed to have been materially diminished if he no longer reports to the president and chief executive officer of the Company or if his position or title or duties are otherwise substantially diminished.

        Lerner Employment Agreement.    If Mr. Lerner's employment is terminated without cause or any successor-in-interest to the Company terminates his employment without cause (including, without limitation, after or as the result of a merger, acquisition, spin-off, or other transaction or change of control), or if Mr. Lerner terminates employment with the Company or any successor-in-interest for cause, Mr. Lerner will continue to receive salary and benefits for a period of six months, offset by any compensation and benefits received from other employment during that period. Pursuant to the 2010 LTIP, if Mr. Lerner is terminated without Cause or with Good Reason (each as defined in the 2010 LTIP) within one year of a change in control all unvested awards will vest in full. In addition, pursuant to the 2010 LTIP, if Mr. Lerner is Permanently Disabled (as defined in the Company's 401(k) Plan), all awards granted under the 2010 LTIP would vest in full.

Post-employment Payments—Mark Lerner

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$0	$135,000	$0	$135,000	$0	$0
Benefit Continuation(1)	0	7,500	0	7,500	0	0
Long-term Incentive(2)
—Acceleration of Unvested Stock Options	0	0	0	141,950	0	141,950
—Acceleration of Unvested RS	0	0	0	194,340	0	194,340
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A

Total	$0	$142,500	$0	$478,790	$0	$336,290

(1)
Annual benefit continuation costs estimated at $15,000 per year.

(2)
Equity awards valued at the closing price of a share of Company stock of $32.39 as of June 30, 2010. Amount represents the intrinsic value of stock options vesting at termination.

Certain Relationships and Related Transactions

        It is the Company's general policy not to enter into transactions with executive officers, directors, nominees for director, greater than 5 percent beneficial owners of the Company's common stock, or an immediate family member of any of the foregoing, regardless of the dollar amount involved. To the extent a related party has an interest in a transaction involving the Company or any of its subsidiaries, other than solely as a result of being an executive officer, director, nominee for director or beneficial owner of

Company common stock, whether that interest is direct or indirect, the Board of Directors reviews such transaction to determine whether the transaction is in the best interests of the Company and its stockholders and whether it should be approved or ratified. In reviewing the transaction in question, the Board takes into account, among other factors it deems appropriate, the type of transaction, the extent of the related party's interest, and whether the transaction is on terms no less favorable to the Company or its subsidiary than the terms that would generally be agreed to with an unaffiliated third-party under the same or similar circumstances. If a related party transaction is approved or ratified and will be ongoing, at the time of approval or ratification, the Board may establish guidelines for the Company's management to follow in its ongoing dealings with the related party in question. Thereafter, the Board, on at least an annual basis, reviews and assesses ongoing relationships with the related parties to see that they are in compliance with guidelines established by the Board and that the transaction generally remains appropriate.

        All matters with respect to the review, approval or ratification of related party transactions, including any guidelines for ongoing transactions, are evidenced in the minutes of the applicable meetings of the Board. No director participates in any discussion, approval, or ratification of a related party transaction for which he or she (or an immediate family member) is involved other than to provide all material information concerning the transaction to the Board.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended June 30, 2010, Messrs. André, Guido, Robbins, and Verner served on the Compensation Committee of the Board of Directors. During the fiscal year ended June 30, 2010, there were no relationships or transactions between the Company and any member of the Compensation Committee requiring disclosure hereunder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities. To the Company's knowledge, all Section 16(a) filing requirements applicable to the Company's directors, executive officers, and greater than 10 percent beneficial owners were complied with on a timely basis during the fiscal year ended June 30, 2010.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR FOR
THE 2011 ANNUAL MEETING OF STOCKHOLDERS

        Stockholders interested in submitting a proposal for inclusion in the Company's proxy statement and form of proxy for the 2011 Annual Meeting of Stockholders must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. Under Rule 14a-8, to be eligible for inclusion in the Company's proxy statement and form of proxy for the 2011 Annual Meeting of Stockholders, among other things, a proposal must qualify as a proper subject matter under SEC Rule 14a-8 and be received no later than July 5, 2011. Should the Company move the date of the 2011 Annual Meeting of Stockholders more than 30 days from the one-year anniversary of the Meeting, the Company will revise and publicly disclose this deadline accordingly. The submission of a stockholder proposal does not guarantee that it will be included in the Company's proxy statement and form of proxy.

        The Company's Bylaws also establish an advance notice procedure with regard to nominations of persons for election to the Board of Directors and proposals for other business that are not submitted for inclusion in the Proxy Statement and form of proxy but that a stockholder instead wishes to present directly at an Annual Meeting of Stockholders. If a stockholder wishes to submit a nominee or other business for consideration at the 2011 Annual Meeting of Stockholders without including that nominee or proposal in the Company's Proxy Statement and form of proxy, the Company's Bylaws require, among other things, that written notice of such proposal or nominee be received by the Corporate Secretary no sooner than August 9, 2011, but not later than October 8, 2011. If the date of the 2011Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the Meeting, then for notice to be timely it must be received no earlier than the close of business 120 days prior to the 2011 Annual Meeting and not later than the close of business on the later of the date that is 60 days prior to such annual meeting or ten days following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals and nominees for election to the Board of Directors and written notice thereof should be sent to 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary. Proposals or nominations not meeting the advance notice requirements in the Company's Bylaws will not be entertained at the 2011 Annual Meeting of Stockholders. A copy of the full text of the relevant Bylaw provisions may be obtained from the Company's filing with the SEC or by writing our Corporate Secretary at the address identified above.

ADDITIONAL INFORMATION

        The Company undertakes to provide any person without charge a copy of any of the documents referenced in this Proxy Statement as being available upon written request, including the respective charters of the Nominating and Corporate Governance, Compensation, and Audit Committees, the Code of Ethics, and the Corporate Governance Guidelines, upon receipt of such a written request indicating which document is being requested. Requests should be addressed to: Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Requests should be addressed to: Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 584-7700, Attention: Corporate Secretary.

 OTHER MATTERS

        The Board of Directors does not know of any other matter that will be brought before the Meeting. However, if any other matter that may properly be acted upon properly comes before the Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

        You are urged to sign, date, and return the enclosed proxy card in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you later decide to attend the Meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Mark Lerner Senior Vice President, General Counsel and Secretary

 Appendix A

Independence Guidelines

        No director qualifies as "independent" unless the board of directors affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Companies must identify which directors are independent and disclose the basis for that determination.

        In addition, a director is not independent if:

            (i)  The director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer, of the listed company.

           (ii)  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

          (iii)  (A) The director or an immediate family member is a current partner of a firm that is the company's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company's audit within that time.

          (iv)  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company's present executive officers at the same time serves or served on that company's compensation committee.

           (v)  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company's consolidated gross revenues.

        An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home. However, for the purposes of applying the look-back provisions discussed above, individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated, need not be considered.

A-1

 Appendix B

AMENDMENT TO THE
BALLY TECHNOLOGIES, INC.
2010 LONG TERM INCENTIVE PLAN

1.
That the first sentence of section 3 of the Bally Technologies, Inc. 2010 Long Term Incentive Plan (the "Plan") is amended by replacing 12,050,000 with 15,950,000, so that the first sentence of section 3, as amended, reads in its entirety as follows:

    "Limitation on Number of Shares. The number of shares which may be issued pursuant to all Awards granted under the Plan is limited to an aggregate of 15,950,000 shares of the common stock, $.10 par value, of the Company (the "Stock")."

2.
That a new sentence be added to section 3 of the Plan, immediately following the first sentence under the heading "Limitation on Number of Shares," that reads in its entirety as follows:

    "Solely with respect to Awards granted on or after the date of the 2010 Annual Meeting of Stockholders, any shares of Stock subject to Awards of Restricted Stock or Restricted Stock Units shall be counted against the limit in the preceding sentence as one and three-quarters (1.75) shares for every share granted."

3.
That the second to last sentence of section 3 of the Plan under the heading "Limitation on Number of Shares" is amended by adding a proviso, so that the second to last sentence of section 3, as amended, reads in its entirety as follows:

    "If any Option or Stock Appreciation Right granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, or any other Award is forfeited for any reason, the shares of Stock allocable to the unexercised portion of the Option or Stock Appreciation Right or to the forfeited portion of the Award may again be made subject to an Option or Award under the Plan; provided, however, that any shares of Stock subject to Awards granted on or after the date of the 2010 Annual Meeting of Stockholders that again become available for grant pursuant to this Section 3 shall be added back as one and three-quarters (1.75) shares if such shares were subject to Awards of Restricted Stock or Restricted Stock Units, and one (1) share if such shares were subject to any other Awards granted under the Plan."

4.
That the fourth sentence of section 14 of the Plan shall be deleted in its entirety.

B-1

--------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 BALLY TECHNOLOGIES, INC. 6601 South Bermuda Road Las Vegas, NV 89119 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Neil Davidson and Mark Lerner as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Bally Technologies, Inc., held of record by the undersigned on October 14, 2010, at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 6601 South Bermuda Road, Las Vegas, Nevada, on December 7, 2010 at 11:00 a.m. local time, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF BALLY TECHNOLOGIES, INC. December 7, 2010 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Notice of Meeting, Proxy Statement and Annual Report are available at www.ballytech.com/2010proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Jacques André O Richard Haddrill 2. To approve an amendment to the Company’s 2010 Long Term Incentive Plan. 3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR PROPOSALS 2 AND 3. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20030300000000000000 6 120710

QuickLinks

INTRODUCTION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Proposal No. 1: ELECTION OF DIRECTORS
The Board of Directors recommends that stockholders vote " FOR " Messrs. André and Haddrill.
BOARD OF DIRECTORS
Proposal No. 2: APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2010 LONG TERM INCENTIVE PLAN
Proposal No. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION DISCUSSION AND ANALYSIS
Fiscal Year 2010
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
ADDITIONAL INFORMATION
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
  Appendix A
Independence Guidelines
  Appendix B
AMENDMENT TO THE BALLY TECHNOLOGIES, INC. 2010 LONG TERM INCENTIVE PLAN